UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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General Electric Company

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Notice of 2011

Annual Meeting

and

Proxy Statement

IMPORTANT VOTING INFORMATION

As a result of recent rule changes, your broker is not permitted to vote on your behalf on the election of directors and other matters to be considered at the shareowner meeting (except on ratification of the selection of KPMG as auditors for 2011), unless you provide specific instructions by completing and returning the Voting Instruction Form or following the instructions provided to you to vote your shares via telephone or the Internet. For your vote to be counted, you now will need to communicate your voting decisions to your broker, bank or other financial institution before the date of the shareowner meeting.

Your Participation in Voting the Shares You Own Is Important

Voting your shares is important to ensure that you have a say in the governance of your company and to fulfill the objectives of the majority voting standard that we apply in the election of directors. Please review the proxy materials and follow the instructions on the proxy card or Voting Instruction Form to vote your shares. We hope you will exercise your rights and fully participate as a shareowner in our company’s future.

More Information Is Available

If you have any questions about the proxy voting process, please contact the broker, bank or other financial institution where you hold your shares. The Securities and Exchange Commission (SEC) also has a website (www.sec.gov/spotlight/proxymatters.shtml) with more information about your rights as a shareowner.

Additionally, you may contact our Investor Relations Department at www.ge.com/investors/index.html.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREOWNERS MEETING TO BE HELD ON APRIL 27, 2011

The proxy statement is available at www.ge.com/proxy and the annual report is available at www.ge.com/annualreport.

INFORMATION REGARDING ADMISSION TO THE 2011 ANNUAL MEETING

In accordance with our security procedures, all persons attending the 2011 Annual Meeting must present an admission card and picture identification. Please follow the advance registration instructions on page 56 of this proxy statement to obtain an admission card.

General Electric Company

3135 Easton Turnpike

Fairfield, Connecticut 06828

March 14, 2011

Dear Shareowner,

You are invited to attend the 2011 Annual Meeting of Shareowners to be held on Wednesday, April 27, in Salt Lake City, Utah.

The annual meeting will begin with a report on our operations, followed by discussion and voting on the matters set forth in the accompanying notice of annual meeting and proxy statement and discussion on other business matters properly brought before the meeting.

If you plan to attend the meeting, please follow the advance registration instructions on page 56 of this proxy statement. An admission card, which is required for admission to the meeting, will be mailed to you prior to the meeting.

Whether or not you plan to attend, you can ensure that your shares are represented at the meeting by promptly voting and submitting your proxy by telephone or by Internet, or by completing, signing, dating and returning your proxy form in the enclosed envelope.

Cordially,

Jeffrey R. Immelt

Chairman of the Board

Every shareowner’s vote is important. Please complete, sign, date and return your proxy form, or submit your vote and proxy by telephone or by Internet.

2011 Proxy Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting of Shareowners

• Time and Date	10:00 a.m., April 27, 2011
• Place	Salt Palace Convention Center 100 South West Temple Salt Lake City, Utah 84101
• Record date	February 28, 2011
• Voting	Shareowners as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.
• Admission	An admission card is required to enter GE’s annual meeting. Please follow the advance registration instructions on page 56.

Meeting Agenda

•	Election of 16 directors
•	Ratification of KPMG as auditors for 2011
•	Advisory vote on executive compensation
•	Advisory vote on the frequency of future advisory votes on executive compensation
•	Vote on five shareowner proposals
•	Transact other business that may properly come before the meeting

Voting Matters

	Board Vote Recommendation	Page Reference (for more detail)
Election of Directors	FOR EACH DIRECTOR NOMINEE	10
Management Proposals
Ratification of KPMG as Auditor for 2011	FOR	48
Advisory Vote on Executive Compensation	FOR	49
Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation	FOR EVERY YEAR	49
Shareowner Proposals
Cumulative Voting	AGAINST	49
Future Stock Options	AGAINST	50
Withdraw Stock Options Granted to Executives	AGAINST	51
Climate Change Risk Disclosure	AGAINST	52
Transparency in Animal Research	AGAINST	53

Board Nominees

•	The following table provides summary information about each director nominee. Each director nominee is elected annually by a majority of votes cast.

		Director Since		Experience/ Qualification		Committee Memberships					Other Public Company Boards
Name	Age		Occupation		Independent	AC	MDCC	NCGC	PRC	RC
W. Geoffrey Beattie	50	2009	President, Woodbridge Company	• Leadership • Global • Finance • Industry	X	F				C	• Maple Leaf Foods •Royal Bank of Canada • Thomson Reuters

James I. Cash, Jr.	63	1997	Emeritus James E. Robison Professor of Business Administration, Harvard Graduate School of Business	• Education • Finance • Leadership • Global • Technology	X	X	X		X		• Chubb • Wal-Mart

Ann M. Fudge	59	1999	Former Chairman & CEO, Young & Rubicam	• Leadership • Marketing • Global • Industry • Government	X				X		• Novartis • Unilever

Susan Hockfield	59	2006	President, Massachusetts Institute of Technology	• Leadership • Education • Technology • Industry	X			X	X

		Director Since		Experience/ Qualification		Committee Memberships					Other Public Company Boards
Name	Age		Occupation		Independent	AC	MDCC	NCGC	PRC	RC
Jeffrey R. Immelt	55	2000	Chairman & CEO, General Electric	• Leadership • Global • Industry • Government					X

Andrea Jung	52	1998	Chairman & CEO, Avon	• Leadership • Global • Marketing • Industry • Technology	X		X	X			•Apple •Avon

Alan G. (A.G.) Lafley	63	2002	Former Chairman & CEO, Procter & Gamble	• Leadership • Global • Marketing • Industry • Technology	X			X		X

Robert W. Lane	61	2005	Former Chairman & CEO, Deere	• Leadership • Finance • Global • Industry	X	F	X				•Verizon Communications •Northern Trust •BMW

Ralph S. Larsen	72	2002	Former Chairman & CEO, Johnson & Johnson	• Leadership • Global • Industry	X		C, P	X

Rochelle B. Lazarus	63	2000	Chairman & former CEO, Ogilvy & Mather	• Leadership • Global • Marketing • Industry	X			C	X		•Merck

James J. Mulva	64	2008	Chairman & CEO, ConocoPhillips	• Leadership • Finance • Global • Industry	X	F			X		•Conoco Phillips

Sam Nunn	72	1997	Co-Chairman & CEO, Nuclear Threat Initiative	• Leadership • Government • Industry • Technology • Education • Global	X		X		C		•Chevron •Coca-Cola •Dell

Roger S. Penske	74	1994	Chairman, Penske and Penske Truck Leasing, Chairman & CEO, Penske Automotive	• Leadership • Global • Industry					X		•Penske Automotive •Universal Technical Institute

Robert J. Swieringa	68	2002	Professor of Accounting and former Dean, Johnson Graduate School of Management, Cornell University	• Finance • Industry • Leadership • Education	X	F

James S. Tisch	58	2010	President & CEO, Loews	• Leadership • Global • Finance • Industry • Government	X					X	•Loews and its consolidated subsidiaries (CNA Financial, Diamond Offshore Drilling)

Douglas A. Warner III	64	1992	Former Chairman, JPMorgan Chase	• Finance • Industry • Leadership • Global	X	C, F	X	X			•Motorola Solutions

AC C F MDCC NCGC P PRC RC Attendance	Audit Committee

Chair

Financial expert

Management Development and Compensation Committee

Nominating and Corporate Governance Committee

Presiding director of the Board

Public Responsibilities Committee

Risk Committee

No director nominee, all of which are current directors, attended fewer than 75% of the Board meetings and committee meetings on which he or she sits.

Auditors

As a matter of good corporate governance, we are asking our shareowners to ratify the selection of KPMG as our independent auditor for 2011. Set forth below is summary information with respect to KPMG’s fees for services provided in 2010 and 2009.

Type of Fees	2010	2009
	(in millions)
Audit Fees	$89.8	$88.8
Audit-Related Fees	9.7	13.3
Tax Fees	9.3	8.0
All Other Fees	0.0	0.0

Total	$108.8	$110.1

Executive Compensation Advisory Vote and Its Frequency

We are asking shareowners to approve on an advisory basis our named executive officer compensation. The Board recommends a FOR vote because it believes that our compensation policies and practices are effective in achieving GE’s goals of rewarding sustained financial and operating performance and leadership excellence, aligning the executives’ long-term interests with those of our shareowners and motivating the executives to remain with GE for long and productive careers. Named executive officer compensation over the past three years reflects amounts of cash and long-term performance awards consistent with periods of economic stress and lower earnings, and equity incentives that align with our actions to stabilize GE and to position it for a continued recovery.

The Board recommends that shareowners vote in favor of holding the advisory vote on executive compensation EVERY YEAR.

Executive Compensation Elements

Type	Form	Terms
Equity	• Stock options	• Options generally vest 20% per year while employed • 1-year holding period for shares received upon exercising options
	• Restricted stock units (RSUs)	• RSUs generally vest 20% per year while employed
	• Performance share units (PSUs) - CEO only	• PSUs have 5-year performance periods with 2 objective performance measures
Cash	• Salary	• Generally eligible for increase at intervals of 18 months or longer
	• Annual incentive compensation	• Discretionary based on quantitative and qualitative goals
	• Long-term performance awards (LTPAs)	• LTPAs have 3-year performance periods with 4 objective performance measures
Retirement	• Pension	• 5-year vesting, payable at or after age 60, no lump sum payment
	• Supplementary pension	• Vests at age 60, no lump sum payment
Other	• Perquisites	• Life insurance, transportation, financial counseling, home security, GE products, annual physical

Other Key Compensation Features

• No severance/employment agreements	• No tax gross-ups of perquisites
• Clawback of incentive compensation • Shareowner approval of death benefits	• Significant executive share ownership requirements

2010 Compensation Decisions

Over the last decade, through two recessions, GE has earned $161 billion and generated $172 billion of cash from operating activities, cumulatively, more than twice as much as in the prior decade. Over the last five years, GE has earned $83 billion and generated $97 billion of cash from operating activities, cumulatively. As measured by cumulative earnings and cash from operating activities over the past decade, GE is one of the ten largest companies in the world. Throughout this period, management kept the company safe and secure and GE and GE Capital were profitable in every quarter. At the same time, the company went through a substantial portfolio transformation, including the dispositions of Employers Reinsurance

Corporation, GE Plastics and NBCU, which reduced volatility and generated funds for investment in higher-growth infrastructure businesses.

In 2010, GE had a very strong year, including 15% earnings growth, a 9% reduction in GE Capital’s ending net investment (ENI), $14.7 billion of industrial cash from operating activities and strong order growth ending the year with a record $175 billion backlog. This performance is a direct result of actions taken by Mr. Immelt and the GE leadership team over the last few years to reduce the size of GE Capital and focus it on businesses where we are more competitively advantaged, to increase liquidity to improve the safety of GE in an uncertain environment, to invest in technology and research to increase organic growth in our industrial businesses, to emphasize global markets and growth opportunities, and to execute on strategic acquisitions and dispositions.

In light of this recovery and historical performance, after two years of taking no bonus, Mr. Immelt received a bonus of $4 million for 2010, compared to a bonus of $5.8 million for 2007, the last year he accepted a bonus. In 2010, Mr. Immelt also received a special equity grant of two million stock options in order to increase the equity-based portion of his compensation and to underscore the Board’s confidence in his leadership. Although reported to have a $7.4 million value under applicable SEC rules, Mr. Immelt will only realize compensation from this award if he continues to work for the company over the five-year vesting period and GE’s stock price increases. $6.2 million of Mr. Immelt’s $21.4 million compensation reflects the year-over-year increase in pension value, which is based on an increase in his service and age and changes in actuarial pension assumptions, and is not the result of any changes in his actual compensation. In a November 2010 survey conducted by the Wall Street Journal of CEO pay at 456 U.S. companies with revenues of $4 billion or more, Mr. Immelt’s pay was ranked 310 (the survey excluded year-over-year changes in pension value). Compensation increases in 2010 for the other named executive officers reflect their strong contributions to the company’s overall performance and that of their respective businesses or function. Total compensation for our other named executive officers was also significantly affected by the year-over-year increase in pension value.

2010 Compensation Summary

Set forth below is the 2010 compensation for each named executive officer as determined under SEC rules. The SEC’s calculation of total compensation (reflected in the column entitled “Total”) includes several items that are driven by accounting and actuarial assumptions, which are not necessarily reflective of compensation actually realized by the named executives in 2010. To supplement the SEC-required disclosure, we have therefore included an additional column in the table below entitled “Total Realized Compensation,” which shows total compensation realized by each of the named executives in 2010.

Name and Principal Position	Salary	Bonus	Option Awards	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total	Total Realized Compensation[1]
Jeffrey R. Immelt Chairman of the Board and CEO	$3,300,000	$4,000,000	$7,400,000	$6,338,956	$389,809	$21,428,765	$5,845,124
Keith S. Sherin Vice Chairman and CFO	1,680,000	3,000,000	4,070,000	3,872,410	187,031	12,809,441	6,197,979
John Krenicki Vice Chairman	1,400,000	3,000,000	4,070,000	4,544,538	192,238	13,206,776	5,764,387
Michael A. Neal Vice Chairman	1,825,000	3,250,000	4,070,000	4,817,038	226,639	14,188,677	6,945,415
John G. Rice Vice Chairman	1,825,000	3,175,000	4,070,000	5,006,883	248,259	14,325,142	5,580,957

1    The amounts reported in the Total Realized Compensation column differ substantially from the amounts reported in the Total column required under SEC rules and are not a substitute for those Total amounts. Total Realized Compensation represents: (1) Total compensation, as determined under applicable SEC rules, minus (2) the aggregate grant date fair value of 2010 stock option awards (as reflected in the Option Awards column), minus (3) the year-over-year change in pension value and nonqualified deferred compensation earnings (as reflected in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column), and plus (4) the value realized in 2010 from the vesting of RSUs or PSUs before payment of any applicable withholding taxes and brokerage commissions (as reflected in the 2010 Option Exercises and Stock Vested table on page 38), including the value realized from the payment of any dividend equivalents. In addition, Total Realized Compensation reflects any bonus actually paid in 2010, whereas Total compensation under the SEC rules reflects any bonus earned for 2010. For more information on Total compensation as calculated under the SEC rules, see the narrative and notes accompanying the 2010 Summary Compensation table set forth on page 30.

2012 Annual Meeting

•	Deadline for shareowner proposals November 15, 2011

Notice of 2011 Annual Meeting of Shareowners

10:00 a.m., April 27, 2011

Salt Palace Convention Center

100 South West Temple

Salt Lake City, Utah 84101

March 14, 2011

To our Shareowners:

General Electric Company’s 2011 Annual Meeting of Shareowners will be held at the Salt Palace Convention Center, 100 South West Temple, Salt Lake City, Utah 84101, on April 27, 2011, at 10:00 a.m., to address all matters that may properly come before the meeting. Following a report on GE’s business operations, shareowners will:

•	vote on election of directors for the ensuing year;

•	vote on ratification of the selection of the independent registered public accounting firm for 2011;

•	vote on an advisory resolution on executive compensation;

•	vote on an advisory vote on the frequency of future advisory votes on executive compensation;

•	vote on shareowner proposals set forth at pages 49 through 54 in the accompanying proxy statement; and

•	transact other business that may properly come before the meeting.

Shareowners of record at the close of business on February 28, 2011 will be entitled to vote at the meeting and any adjournments thereof.

Brackett B. Denniston III

Secretary

Proxy Statement

General Electric Company

3135 Easton Turnpike

Fairfield, Connecticut 06828

This proxy statement is furnished in connection with the solicitation of proxies by General Electric Company on behalf of the Board of Directors for the 2011 Annual Meeting of Shareowners. Distribution of this proxy statement and a proxy form to shareowners is scheduled to begin on or about March 14, 2011.

You can ensure that your shares are voted at the meeting by submitting your instructions by telephone or by Internet, or by completing, signing, dating and returning the enclosed proxy or voting instruction form in the envelope provided. Submitting your instructions or proxy by any of these methods will not affect your right to attend and vote at the meeting. We encourage shareowners to submit votes in advance of the meeting. A shareowner who gives a proxy may revoke it at any time before it is exercised by voting in person at the annual meeting, by delivering a subsequent proxy or by notifying the inspectors of election in writing of such revocation. If your GE shares are held for you in a brokerage, bank or other institutional account, you must obtain a proxy from that entity and bring it with you to hand in with your ballot, in order to be able to vote your shares at the meeting.

Election of Directors

At the 2011 Annual Meeting, 16 directors are to be elected to hold office until the 2012 Annual Meeting and until their successors have been elected and qualified. The 16 nominees for election at the 2011 Annual Meeting are listed on pages 11 to 16, with brief biographies. They are all presently GE directors who were elected by shareowners at the 2010 Annual Meeting, except for Mr. Tisch who was elected to the Board in June 2010. Mr. Tisch was recommended to the Nominating and Corporate Governance Committee (NCGC) as a director candidate by our chairman and CEO. Current director Sir William M. Castell is not standing for reelection at the 2011 Annual Meeting. The Board of Directors has determined that Mr. Castell and the following 14 nominees satisfy the New York Stock Exchange’s definition of independent director: W. Geoffrey Beattie, James I. Cash, Jr., Ann M. Fudge, Susan Hockfield, Andrea Jung, A.G. Lafley, Robert W. Lane, Ralph S. Larsen, Rochelle B. Lazarus, James J. Mulva, Sam Nunn, Robert J. Swieringa, James S. Tisch and Douglas A. Warner III. We do not know of any reason why any nominee would be unable to serve as a director. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board may nominate.

Board Composition. We believe that our directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the shareowners. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. We also endeavor to have a Board representing a range of experiences at policy-making levels in business, government, education and technology and in areas that are relevant to the company’s global activities. The evaluation of director nominees by the NCGC also takes into account diversity of background.

Below we identify and describe the key experience, qualifications and skills our directors bring to the Board that are important in light of GE’s businesses and structure. The directors’ experiences, qualifications and skills that the Board considered in their re-nomination are included in their individual biographies.

•

Leadership experience. We believe that directors with experience in significant leadership positions, especially CEO positions, over an extended period, provide the company with special insights. These people generally possess extraordinary leadership qualities and the ability to identify and develop those qualities in others. They demonstrate a practical understanding of organizations, processes, strategy, risk management and the methods to drive change and growth. Through their service as top leaders at other organizations, they also have access to important sources of market intelligence, analysis and relationships that benefit the company.

•

Finance experience. We believe that an understanding of finance and financial reporting processes is important for our directors. The company measures its operating and strategic performance by reference to financial targets. In addition, accurate financial reporting and robust auditing are critical to GE’s success. We seek to have a number of directors who qualify as audit committee financial experts, and we expect all of our directors to be financially knowledgeable.

•

Industry experience. We seek to have directors with experience as executives, directors or in other leadership positions in the industries in which we participate. For example, as GE has expanded its portfolio of businesses in the energy sector, the Board has sought more expertise in this area, including in oil and gas. Our increased focus on the life sciences and early health businesses within our healthcare segment led the Board to seek directors with healthcare experience. Due to the size of our transportation-related businesses, we seek directors that have experience with transportation, engineering and manufacturing companies. We also seek directors with financial services industry experience because of our ownership of GE Capital.

•	Marketing experience. GE seeks to grow organically by identifying and developing new markets for its products. Therefore, marketing expertise, especially on an international basis, is important to us.

•

Government experience. We seek directors with experience with and in government because many of GE’s businesses are heavily regulated and are directly affected by governmental actions and socioeconomic trends. The company recognizes the importance of working constructively with governments around the world.

•

Technology and education experience. As a sciences and technology company and leading innovator, we seek directors with backgrounds in technology and education because our success depends on developing and investing in new technologies and access to new ideas.

•

Global experience. GE’s future success depends, in part, on its success in growing its businesses outside the United States. For example, in 2010, 53% of GE’s revenues came from outside the United States. This highlights the importance of having directors with a global business perspective.

W. Geoffrey Beattie, 50, President, The Woodbridge Company Limited, Toronto, Canada. Director since 2009.

Mr. Beattie received a law degree from the University of Western Ontario and served as a partner in the Toronto law firm Torys LLP before joining The Woodbridge Company Limited, where he has been president since 1998. The Woodbridge Company Limited is a privately held investment holding company for the Thomson family of Canada and the majority shareholder of Thomson Reuters, where Mr. Beattie is the deputy chairman and director. Mr. Beattie also serves as a member of the board of directors of Maple Leaf Foods Inc. and Royal Bank of Canada. In addition to his public company board memberships, Mr. Beattie is chairman of CTV Globemedia Inc., a Canadian broadcasting and publishing company, and a trustee of the University Health Network in Toronto.

Director Qualifications:

•	Leadership and Global experience—current president of multinational Canadian company (Woodbridge Company)

•

Industry and Finance experience—current deputy chairman of large financial services company (Thomson Reuters); director of leading global bank (Royal Bank of Canada); chairman of leading media company (CTV Globemedia); trustee of leading healthcare provider (University Health Network)

James I. Cash, Jr., 63, Emeritus James E. Robison Professor of Business Administration, Harvard Graduate School of Business, Boston, Massachusetts. Director since 1997.

A graduate of Texas Christian University with MS and PhD degrees from Purdue University, Dr. Cash joined the faculty of Harvard Business School in 1976, where he served as chairman of the MBA program from 1992 to 1995, and served as chairman of HBS Publishing from 1998 until 2003. Dr. Cash retired from the Harvard Business School faculty in 2003. Dr. Cash is also a director of The Chubb Corporation and Wal-Mart Stores, Inc. He serves as a trustee of the Bert King Foundation, on the board of the National Association of Basketball Coaches Foundation, on the Advisory Council for the Smithsonian National Museum of African American History and Culture and on the advisory board of the Met Fund. Dr. Cash also served as a director at Microsoft, Inc., Scientific-Atlanta, Inc. and Phase Forward, Inc. during the last five years.

Director Qualifications:

•	Education and Finance experience—professor emeritus in business (Harvard); director of leading insurance company (Chubb)

•

Leadership, Global and Technology experience—former chairman (HBS Publishing); director of leading multinational retail company (Wal-Mart); former director of leading technology companies (Microsoft and Scientific-Atlanta)

Ann M. Fudge, 59, Former Chairman of the Board and Chief Executive Officer, Young & Rubicam Brands, global marketing communications network, New York, New York. Director since 1999.

Ms. Fudge received a BA degree from Simmons College and an MBA from Harvard University. Ms. Fudge served as the chairman and chief executive officer of Young & Rubicam from 2003 to the end of 2006. Prior to joining Young & Rubicam, Ms. Fudge worked at General Mills and at General Foods, where she served in a number of positions including president of Kraft General Foods’ Maxwell House Coffee Company and president of Kraft’s Beverages, Desserts and Post Divisions. Ms. Fudge is a director of Novartis AG and Unilever PLC. She is chair of the U.S. Program Advisory Panel of the Gates Foundation, a trustee of the Rockefeller Foundation and serves on the Advisory Council of the Smithsonian National Museum of African American History and Culture and President Obama’s National Commission on Fiscal Responsibility and Reform.

Director Qualifications:

•

Leadership, Government and Marketing experience—former CEO of marketing communications company (Young & Rubicam); former president of leading consumer products business units (General Mills and General Foods); member of presidential commission (National Commission on Fiscal Responsibility and Reform)

•	Global and Industry experience—former CEO of large multinational company (Young & Rubicam); director of global healthcare products company (Unilever)

Susan Hockfield, 59, President of the Massachusetts Institute of Technology, Cambridge, Massachusetts. Director since 2006.

President of MIT since December 2004, Dr. Hockfield received an undergraduate degree from the University of Rochester, and a PhD from Georgetown University, concentrating in neuroscience. Following a postdoctoral fellowship at the University of California at San Francisco, she joined the scientific staff at the Cold Spring Harbor Laboratory in 1980. In 1985, Dr. Hockfield joined the faculty of Yale University, where she went on to serve as dean of the Graduate School of Arts and Sciences from 1998 to 2002 and then as provost. Dr. Hockfield is an elected member of the American Academy of Arts and Sciences and a fellow of the American Association for the Advancement of Science. She holds honorary degrees from Brown University, Mount Sinai School of Medicine, Tsinghua University, University of Edinburgh, University of Pierre and Marie Curie, and the Watson School of Biological Sciences at the Cold Spring Harbor Laboratory. Dr. Hockfield is also a director of the World Economic Forum Foundation, an overseer of the Boston Symphony Orchestra, and a trustee of the Carnegie Corporation of New York and of the Woods Hole Oceanographic Institution.

Director Qualifications:

•	Leadership, Education and Technology experience—president of leading research university (MIT); former provost of leading university (Yale)

•	Industry experience—president of leading research university with prominent renewable energy program (MIT); leader in health sciences field; leading research neuroscientist

Jeffrey R. Immelt, 55, Chairman of the Board and Chief Executive Officer, General Electric Company, Fairfield, Connecticut. Director since 2000.

Mr. Immelt joined GE in corporate marketing in 1982 after receiving a degree in applied mathematics from Dartmouth College and an MBA from Harvard University. He then held a series of leadership positions with GE Plastics in sales, marketing and global product development. He became a vice president of GE in 1989, responsible for consumer services for GE Appliances. He subsequently became vice president of worldwide marketing product management for GE Appliances in 1991, vice president and general manager of GE Plastics Americas commercial division in 1992, and vice president and general manager of GE Plastics Americas in 1993. He became senior vice president of GE and president and chief executive officer of GE Medical Systems in 1996. Mr. Immelt became GE’s president and chairman-elect in 2000, and chairman and chief executive officer in 2001. He is a director of the Federal Reserve Bank of New York, a trustee of Dartmouth College and chairman of President Obama’s Council on Jobs and Competitiveness.

Director Qualifications:

•	Leadership and Global experience—current CEO of large public multinational company (General Electric)

•

Industry and Government experience—leadership positions in GE’s Plastics, Appliances and Medical businesses; CEO of large financial services company (General Electric Capital Services); director of government-organized financial and monetary policy organization (Federal Reserve Bank of New York); chairman of presidential council (Council on Jobs and Competitiveness)

Andrea Jung, 52, Chairman of the Board and Chief Executive Officer, Avon Products, Inc., beauty products, New York, New York. Director since 1998.

Ms. Jung, a graduate of Princeton University, joined Avon Products, Inc. in 1994 as president, product marketing for Avon U.S. She was elected president, global marketing, in 1996, an executive vice president in 1997, president and a director of the company in 1998, chief operating officer in 1998, chief executive officer in 1999 and chairman of the board in 2001. Previously, she was executive vice president, Neiman Marcus and a senior vice president for I. Magnin. Ms. Jung is also a co-lead director of Apple Inc., a director of Catalyst, a nonprofit corporate membership research and advisory organization, chairman of the World Federation of Direct Selling Associations and a member of the board of trustees of New York Presbyterian Hospital.

Director Qualifications:

•	Leadership and Global experience—current CEO of large public multinational company (Avon)

•

Marketing, Industry and Technology experience—former marketing executive and current CEO of a global consumer products company with large and complicated sales and marketing network (Avon); co-lead director of leading technology company (Apple); trustee of leading healthcare provider (New York Presbyterian)

Alan G. (A.G.) Lafley, 63, Former Chairman of the Board and Chief Executive Officer, Procter & Gamble Company, personal and household products, Cincinnati, Ohio. Director since 2002.

Mr. Lafley received a BA degree from Hamilton College and an MBA from Harvard University, following which he joined Procter & Gamble. He was named a group vice president in 1992, an executive vice president in 1995 and, in 1999, president of global beauty care and North America. He served as chief executive officer from 2000 to 2009 and was elected chairman of the board in 2002. He currently serves as a special partner at Clayton, Dubilier and Rice, a private equity investment firm, and as chairman of the board of trustees of Hamilton College. Mr. Lafley also served as a director at Dell Inc. during the last five years.

Director Qualifications:

•	Leadership and Global experience—former CEO of large public multinational company (Procter & Gamble)

•

Marketing, Industry and Technology experience—former CEO of large consumer products company recognized for its marketing expertise (Procter & Gamble); former director of global automaker (General Motors); former director of leading technology company (Dell)

Robert W. Lane, 61, Former Chairman of the Board and Chief Executive Officer, Deere & Company, agricultural, construction and forestry equipment, Moline, Illinois. Director since 2005.

A graduate of Wheaton College, Mr. Lane also holds an MBA from the University of Chicago. Mr. Lane joined Deere & Company in 1982 following a career in global banking, and served Deere in leadership positions in its global construction equipment and agricultural divisions as well as at Deere Credit, Inc. He also served as Deere’s chief financial officer and president, as chief executive officer from 2000 to 2009, and retired as chairman of the board in February 2010. Mr. Lane is a director of Verizon Communications Inc. and Northern Trust Corporation, a member of the supervisory board of BMW AG and a member of the board of trustees of the University of Chicago.

Director Qualifications:

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Leadership, Finance and Global experience—former CEO and CFO of large public multinational company (Deere); supervisory board member of global European automaker (BMW); director of global communications company (Verizon Communications)

•	Industry experience—former CEO of equipment manufacturing company (Deere); director of global financial services company (Northern Trust); supervisory board member of global European automaker (BMW)

Ralph S. Larsen, 72, Former Chairman of the Board and Chief Executive Officer, Johnson & Johnson, pharmaceutical, medical and consumer products, New Brunswick, New Jersey. Director since 2002.

After graduating with a BBA degree from Hofstra University, Mr. Larsen joined Johnson & Johnson in 1962. In 1981, he left Johnson & Johnson to serve as president of Becton Dickinson’s consumer products division and returned to Johnson & Johnson in 1983 as president of its Chicopee subsidiary. In 1986, Mr. Larsen was named a company group chairman and later that year became vice chairman of the executive committee and chairman of the consumer sector. He was elected a director in 1987 and served as chairman of the board and chief executive officer from 1989 to 2002. Mr. Larsen is also a trustee of the Robert Wood Johnson Foundation. Mr. Larsen also served as a director at Xerox Corporation during the last five years.

Director Qualifications:

•	Leadership and Global experience—former CEO of large public multinational company (Johnson & Johnson)

•	Industry experience—former CEO of company with large medical products business (Johnson & Johnson); trustee of leading health and healthcare foundation (Robert Wood Johnson Foundation)

Rochelle B. Lazarus, 63, Chairman of the Board and former Chief Executive Officer, Ogilvy & Mather Worldwide, global marketing communications company, New York, New York. Director since 2000.

A graduate of Smith College, Ms. Lazarus also holds an MBA from Columbia University. She joined Ogilvy & Mather Worldwide in 1971, becoming president of its U.S. direct marketing business in 1989. She then became president of Ogilvy & Mather New York and president of Ogilvy & Mather North America before becoming president and chief operating officer of the worldwide agency in 1995, chief executive officer in 1996, which position she held to 2008, and chairman in 1997. Ms. Lazarus also serves as a director of Merck & Co., Inc., trustee of the New York Presbyterian Hospital, the American Museum of Natural History and the World Wildlife Fund, and is a member of the board of overseers of Columbia Business School.

Director Qualifications:

•	Leadership and Global experience—former CEO of large public multinational company (Ogilvy & Mather)

•

Marketing and Industry experience—former CEO of global marketing communications company (Ogilvy & Mather); director of global pharmaceutical company (Merck); trustee of leading U.S. hospital (New York Presbyterian)

James J. Mulva, 64, Chairman of the Board and Chief Executive Officer, ConocoPhillips, international, integrated energy company, Houston, Texas. Director since 2008.

Mr. Mulva received a BBA degree and an MBA in finance from the University of Texas. After serving as an officer in the U.S. Navy, he joined Phillips Petroleum Company in 1973 and became its chief financial officer in 1990, when he also became part of the company’s management committee. He was appointed senior vice president in 1993, executive vice president in 1994, president and chief operating officer in 1994 and served as chairman and chief executive officer from 1999 to 2002. He has been president and chief executive officer of ConocoPhillips since 2002 and also became chairman in 2004. Mr. Mulva served as chairman of the American Petroleum Institute in 2005 and 2006 and is a member of the board of visitors for the M.D. Anderson Cancer Center and The Business Council.

Director Qualifications:

•	Leadership, Finance and Global experience—current CEO and former CFO of large public multinational company (ConocoPhillips, Phillips Petroleum)

•	Industry experience—current CEO of integrated global energy company (ConocoPhillips); member of the board of visitors of leading cancer center (M.D. Anderson)

Sam Nunn, 72, Co-Chairman and Chief Executive Officer, Nuclear Threat Initiative, Washington, D.C. Director since 1997.

After attending the Georgia Institute of Technology and serving in the U.S. Coast Guard, Mr. Nunn received an AB degree from Emory University in 1960 and an LLB degree from Emory Law School. He practiced law and served in the Georgia House of Representatives before being elected to the United States Senate in 1972, where he served as the chairman and ranking member on both the Senate Armed Services Committee and the Senate’s Permanent Subcommittee on Investigations before retiring in 1997. He was a partner at King & Spalding from 1997 through 2003. He has served as the co-chairman and CEO of the Nuclear Threat Initiative since 2001 and the chairman of the board of the Center for Strategic and International Studies since 1999. Mr. Nunn is a distinguished professor at the Sam Nunn School of International Affairs at Georgia Tech. He is also a director of Chevron Corporation, The Coca-Cola Company and Dell Inc. Mr. Nunn also served as a director at Scientific-Atlanta, Inc. and Internet Security Systems, Inc. during the last five years.

Director Qualifications:

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Leadership, Government, Industry and Technology experience—served as U.S. senator for 25 years; co-chairman and CEO of global security organization (Nuclear Threat Initiative); director of global energy, technology and consumer product companies (Chevron, Dell, Coca-Cola)

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Education and Global experience—chairman of the board of nonpartisan public policy research institution (Center for Strategic and International Studies); professor of international affairs at leading university (Georgia Tech)

Roger S. Penske, 74, Chairman of the Board, Penske Corporation and Penske Truck Leasing Corporation, Chairman of the Board and Chief Executive Officer, Penske Automotive Group, Inc., diversified transportation company, Detroit, Michigan. Director since 1994.

After attending Lehigh University, Mr. Penske founded Penske Corporation in 1969. He became chairman of the board of Penske Truck Leasing Corporation in 1982 and chairman of the board and chief executive officer of United Auto Group, Inc. (currently Penske Automotive Group, Inc.) in 1999. Mr. Penske is also a director of Universal Technical Institute, Inc. He is a director of Business Leaders for Michigan, vice chairman of Downtown Detroit Partnership and a trustee of the Detroit Medical Center. Mr. Penske also served as a director at Internet Brands, Inc. during the last five years.

Director Qualifications:

•	Leadership and Global experience—current CEO of large public multinational company (Penske Automotive); civic leader (Downtown Detroit Partnership)

•	Industry experience—built and manages one of the leading transportation companies in the United States (Penske Corporation); trustee of medical center (Detroit Medical Center)

Robert J. Swieringa, 68, Professor of Accounting and former Anne and Elmer Lindseth Dean, Johnson Graduate School of Management, Cornell University, Ithaca, New York. Director since 2002.

Dr. Swieringa received a BA degree in economics from Augustana College, an MBA in accounting and economics from the University of Denver and a PhD in accounting and complex organizations from the University of Illinois. He taught accounting at Stanford’s Graduate School of Business and at the Johnson Graduate School of Management at Cornell University before serving as a member of the Financial Accounting Standards Board (FASB) from 1986 to 1996. He was then an accounting professor at Yale’s School of Management from 1996 to 1997 and was the ninth dean of Cornell’s Johnson Graduate School of Management from 1997 to 2007. Dr. Swieringa has been a professor of accounting at the Johnson Graduate School of Management since 1997. Dr. Swieringa is a member of the American Accounting Association (AAA), the board of managers of the Partners Group Private Equity Fund, and the board of trustees of Augustana College. He is a past president of the Financial Accounting and Reporting Section of the AAA and a past chair of the Graduate Management Admissions Council.

Director Qualifications:

•

Finance and Industry experience—professor of accounting (Cornell, Stanford, Yale); former member of accounting standards board (FASB); member of board of managers of private equity fund (Partners Group Private Equity Fund)

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Leadership and Education experience—former dean at leading university (Cornell’s Johnson Graduate School of Management); professor teaching corporate financial reporting and corporate governance (Cornell, Stanford, Yale)

James S. Tisch, 58, President and Chief Executive Officer, Loews Corporation, diversified holding company, New York, New York. Director since 2010.

Mr. Tisch received a bachelor’s degree from Cornell University and an MBA from the Wharton Graduate School of the University of Pennsylvania. Since 1998, he has been the president and chief executive officer of Loews Corporation, one of the largest diversified corporations in the United States with subsidiaries involved in commercial property-casualty insurance, offshore drilling, interstate natural gas transmission, natural gas exploration and production and luxury lodging. He also serves as a director of Loews, the Federal Reserve Bank of New York and Loews’ subsidiary CNA Financial. In addition, he is chairman of Loews’ subsidiary Diamond Offshore Drilling, Inc. Mr. Tisch serves as chairman of non-profit WNET.ORG, parent of WNET Channel 13 and WLIW Channel 21. He also sits on the boards of the New York Public Library, Mount Sinai Medical Center, and the Partnership for New York City.

Director Qualifications:

•	Leadership and Global experience—current CEO of large public multinational company (Loews); member, Council on Foreign Relations

•

Finance, Industry and Government experience—CEO of diversified multinational company (Loews); director of government-organized financial and monetary policy organization (Federal Reserve Bank of New York); director of insurance company (CNA Financial); director of leading U.S. hospital (Mount Sinai); chairman of offshore drilling and natural gas exploration company (Diamond Offshore Drilling)

Douglas A. Warner III, 64, Former Chairman of the Board, J.P. Morgan Chase & Co., The Chase Manhattan Bank, and Morgan Guaranty Trust Company, investment banking, New York, New York. Director since 1992.

Following graduation from Yale University in 1968, Mr. Warner joined Morgan Guaranty Trust Company of New York, a wholly owned subsidiary of J.P. Morgan Chase & Co. (formerly J.P. Morgan & Co. Incorporated). He was elected president and a director of the bank and its parent in 1990, serving as chairman and chief executive officer from 1995 to 2000, when he became chairman of the board of J.P. Morgan Chase & Co., The Chase Manhattan Bank and Morgan Guaranty Trust Company until his retirement in 2001. Mr. Warner is also a director of Motorola Solutions, Inc., chairman of the board of managers and the board of overseers of Memorial Sloan-Kettering Cancer Center, chairman of the Yale Investment Committee and a trustee of Yale University. Mr. Warner also served as a director at Anheuser-Busch Companies, Inc. and Motorola Inc. during the last five years.

Director Qualifications:

•	Finance and Industry experience—former CEO of large financial services company (JPMorgan Chase); director of leading cancer center (Sloan-Kettering)

•	Leadership and Global experience—former CEO of large public multinational company (JPMorgan Chase); chairman of leading university investment committee (Yale)

Director Not Standing for Reelection

Sir William M. Castell, 63, chairman of the Wellcome Trust, a global charitable foundation, since 2006. Director since 2004.

Sir William was a vice chairman of GE from 2004-2006, and he is also a non-executive director of BP plc.

Corporate Governance

Governance Principles. The Board of Directors’ Governance Principles, which include guidelines for determining director independence and qualifications for directors, are published on GE’s website at www.ge.com/company/governance. This section of the website makes available all of GE’s corporate governance materials, including Board committee charters and statements of committee key practices. These materials are also available in print to any shareowner upon request. The Board regularly reviews corporate governance developments and modifies its Governance Principles, committee charters and key practices as warranted.

The Board of Directors elected Mr. Tisch as director in June 2010. Under GE’s Governance Principles, directors who also serve as CEOs should not serve on more than two boards of public companies in addition to the GE Board. The NCGC discussed this requirement and recommended that it be waived in the case of Mr. Tisch because two of the public company boards on which he serves are consolidated subsidiaries of Loews and are managed by Mr. Tisch in his role as CEO of Loews.

Our Governance Principles provide that directors should not be nominated for election to the Board after their 73rd birthday, although the Board may nominate candidates over age 73 in special circumstances. Mr. Penske is a current director who is being nominated for election to the Board at the 2011 Annual Meeting, although he is 74. Mr. Penske, a GE director since 1994, is a key Board member with strong management and industry experience and a successful entrepreneurial background. The Board believes that Mr. Penske’s expertise in assessing risks related to new ventures, in managing leasing and transportation businesses and executing on strategic growth opportunities continue to be valuable to the Board. The Board therefore decided to nominate Mr. Penske for an additional term as a GE director.

Board Leadership Structure. Our CEO also serves as the chairman of the Board and we have an independent presiding director with broad authority and responsibility. The presiding director, Mr. Larsen, the former chairman of the board and chief executive officer of Johnson & Johnson, has the following responsibilities: (1) to lead meetings of the non-management directors, which are scheduled at least three times a year, and to call additional meetings of the non-management directors as he deems appropriate, (2) to advise the NCGC on the selection of committee chairs, (3) to approve the agenda, schedule and information sent to directors for Board meetings, (4) to work with the chairman to propose an annual schedule of major discussion items for the Board’s approval, (5) to provide leadership to the Board if circumstances arise in which the role of the chairman may be, or may be perceived to be, in conflict, and otherwise act as chairman of Board meetings when the chairman is not in attendance, (6) to make himself available for consultation and direct communication with our major shareowners, and (7) to perform such other functions as the Board may direct. We believe that this structure is appropriate for the company because it allows one person to speak for and lead the company and the Board, while also providing for effective oversight by an independent board through an independent presiding director. For a company as large and diverse as GE, we believe the CEO is in the best position to focus the independent directors’ attention on the issues of greatest importance to the company and its shareowners. In our view, splitting the roles would potentially have the consequence of making our management and governance processes less effective than they are today through undesirable duplication of work and, in the worst case, lead to a blurring of the clear lines of accountability and responsibility, without any clear offsetting benefits.

Board Risk Oversight. Our Board of Directors has overall responsibility for risk oversight with a focus on the most significant risks facing the company, including strategic, operational and reputational risks. At the end of each year, management and the Board jointly develop a list of major risks that GE plans to prioritize in the next year. Throughout the year, the Board and the committees to which it has delegated responsibility dedicate a portion of their meetings to review and discuss specific risk topics in greater detail. Strategic, operational and reputational risks are presented and discussed in the context of the chairman and CEO’s report on operations to the Board at regularly scheduled Board meetings and at presentations to the Board and its committees by the vice chairmen, chief risk officer, general counsel and other officers. The Board has delegated responsibility for the oversight of specific risks to Board committees as follows:

•

In February 2011, the Board created a Risk Committee. This Committee oversees GE’s key risks, including strategic, operational, market, liquidity, funding, credit and product risk and the guidelines, policies and processes for monitoring and mitigating such risks. Starting in March 2011, as part of its overall risk oversight responsibilities for GE, the Risk Committee will also oversee risks related to General Electric Capital Corporation and General Electric Capital Services, Inc. (collectively, GE Capital), which previously were subject to direct Audit Committee oversight. The Risk Committee is expected to meet at least four times a year.

•

The Audit Committee oversees GE’s and GE Capital’s policies and processes relating to the financial statements, the financial reporting process, compliance and auditing. The Audit Committee receives an annual risk update, which focuses on the key risks affecting GE as well as reporting on the company’s risk assessment and risk management guidelines, policies and processes. In addition to monitoring ongoing compliance issues and matters, the Audit Committee also annually conducts an assessment of compliance issues and programs.

•	The Public Responsibilities Committee oversees risks related to GE’s public policy initiatives, the environment and similar matters.

•

The Management Development and Compensation Committee oversees the risks associated with management resources, structure, succession planning, management development and selection processes, including evaluating the effect the compensation structure may have on risk decisions.

•	The Nominating and Corporate Governance Committee oversees risks related to the company’s governance structure and processes and risks arising from related person transactions.

The Board’s risk oversight process builds upon management’s risk assessment and mitigation processes, which include standardized reviews of long-term strategic and operational planning; executive development and evaluation; code of conduct compliance under the company’s The Spirit & The Letter; regulatory compliance; health, safety and environmental compliance; financial reporting and controllership; and information technology and security. The company’s chief risk officer (CRO) is responsible for overseeing and coordinating risk assessment and mitigation on an enterprise-wide basis. The CRO leads the Corporate Risk Function and is responsible for the identification of key business risks, providing for appropriate management of these risks within stated limits, and enforcement through policies and procedures. Management has two committees to further assist it in assessing and mitigating risk. The Policy Compliance Review Board meets between 10 and 14 times a year, is chaired by the company’s general counsel and includes the chief financial officer and other senior level functional leaders. It has principal responsibility for monitoring compliance matters across the company. The Corporate Risk Committee meets at least four times a year, is chaired by the CRO and comprises the chairman and CEO and other senior level business and functional leaders. It has principal responsibility for evaluating and addressing risks escalated to the CRO and Corporate Risk Function.

Director Independence. The company currently has 15 independent directors out of 17. The Board has satisfied, and expects to continue to satisfy, its objective that at least two-thirds of the Board should consist of independent directors. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with GE. The Board has established guidelines to assist it in determining director independence, which conform to, or are more exacting than, the independence requirements in the New York Stock Exchange listing standards. In addition to applying these guidelines, which are set forth in Section 4 of our Governance Principles and are published on GE’s website at www.ge.com/company/governance, the Board will consider all relevant facts and circumstances in making an independence determination. The independent directors and nominees for director are named above under “Election of Directors.” In the course of the Board’s determination regarding independence, it considered relevant transactions, relationships and arrangements as required by the company’s independence guidelines. In particular, with respect to each of the three most recently completed fiscal years, as applicable, the Board evaluated for:

•

each of directors Lafley, Lane and Tisch, (1) the annual amount of sales to GE by the company where each served or currently serves as an executive officer, and purchases by that company from GE, and determined that the amount of sales and the amount of purchases in each fiscal year were not more than the greater of two percent of the annual revenues of each of these companies or $1 million, and (2) the total amount of that company’s indebtedness to GE, and determined that the amount of indebtedness was not greater than two percent of that company’s total consolidated assets;

•

director Hockfield, the annual amount of sales to GE by a company where one of her immediate family members serves as an executive officer, and determined that the amount of sales in each fiscal year was not more than the greater of two percent of the annual revenues of that company or $1 million;

•

director Jung, (1) the annual amount of purchases from GE by the company where she serves as an executive officer, and determined that the amount of purchases in each fiscal year was not more than the greater of two percent of the annual revenues of that company or $1 million, (2) the total amount of that company’s indebtedness to GE, and determined that the amount of indebtedness was not greater than two percent of that company’s total consolidated assets, and (3) the annual amount of purchases from GE by a company where one of her immediate family members served as an executive officer, and determined that the amount of purchases in each fiscal year was not more than the greater of two percent of the annual revenues of that company or $1 million;

•

director Lazarus, the annual amount of sales to GE by the company where she served as an executive officer, and determined that the amount of sales in each fiscal year was not more than the greater of two percent of the annual revenues of that company or $1 million; and

•

each of directors Beattie and Mulva, (1) the annual amount of purchases from GE by the company where each serves as an executive officer, and determined that the amount of purchases in each fiscal year was not more than the greater of two percent of the annual revenues of that company or $1 million, (2) the total amount of that company’s indebtedness to GE, and determined that the amount of indebtedness was not greater than two percent of that company’s total consolidated assets, and (3) the annual amount of purchases from GE and the total amount of indebtedness to GE by a company where one of the immediate family members of each serves as an executive officer, and determined that the amount of purchases in each fiscal year was not more than the greater of two percent of the annual revenues of that company or $1 million and the amount of indebtedness was not greater than two percent of that company’s total consolidated assets.

In addition, with respect to directors Beattie, Cash, Castell, Fudge, Hockfield, Jung, Lafley, Lane, Larsen, Lazarus, Mulva, Nunn, Swieringa, Tisch and Warner, the Board considered the amount of GE’s discretionary charitable contributions to charitable organizations where he or she serves as an executive officer, director or trustee, and determined that GE’s contributions constituted less than the greater of $200,000 or one percent of the charitable organization’s annual consolidated gross revenues during the organization’s last completed fiscal year.

All members of the Audit Committee, Management Development and Compensation Committee (MDCC), NCGC and Risk Committee must be independent directors as defined by the Board’s Governance Principles. Members of the Audit Committee must also satisfy a separate Securities and Exchange Commission (SEC) independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from GE or any of its subsidiaries other than their directors’ compensation. As a policy matter, the Board has determined to apply a separate, heightened independence standard to members of both the MDCC and the NCGC. No member of either committee may be a partner, member or principal of a law firm, accounting firm or investment banking firm that accepts consulting or advisory fees from GE or any of its subsidiaries. The Board has determined that all members of the Audit Committee, MDCC and NCGC are independent and satisfy the relevant SEC or GE additional independence requirements for the members of such committees.

Code of Conduct. All directors, officers and employees of GE must act ethically at all times and in accordance with the policies comprising GE’s code of conduct set forth in the company’s integrity policy, The Spirit & The Letter, which is published on GE’s website at www.ge.com/files/usa/citizenship/pdf/english.pdf. Under the Board’s Governance Principles, the Board will not permit any waiver of any ethics policy for any director or executive officer. Amendments to the code related to certain matters will be published on the GE website, as required under SEC rules, at www.ge.com. If an actual or potential conflict of interest arises for a director, the director will promptly inform the CEO and the presiding director. Our NCGC is responsible for resolving any such conflict of interest. If a significant conflict exists and cannot be resolved, the director should resign. All directors are required to recuse themselves from any discussion or decision affecting their personal, business or professional interests.

Communicating Concerns to Directors. The Audit Committee and the non-management directors have established procedures to enable anyone who has a concern about GE’s conduct, or any employee who has a concern about the company’s accounting, internal accounting controls or auditing matters, to communicate that concern directly to the presiding director or to the Audit Committee. Such communications may be confidential or anonymous, and may be e-mailed or submitted in writing to special addresses or reported by telephone to a toll-free telephone number. Information on how to submit any such communications can be found on GE’s website at

www.ge.com/company/governance/board/contact_board.html.

Board of Directors and Committees

The Board held nine meetings during 2010. No member attended fewer than 75% of the Board meetings and committee meetings on which the member sits. It is the Board’s policy that the directors should attend our Annual Meeting of Shareowners absent exceptional circumstances. All of our current directors attended the 2010 Annual Meeting, other than Mr. Tisch who was elected to the Board after the 2010 Annual Meeting.

The Board has adopted written charters for each of its five standing committees: the Audit Committee, the MDCC, the NCGC, the Public Responsibilities Committee and the Risk Committee. The committee charters and key practices are available on GE’s website at www.ge.com/company/governance/board/committees.html.

Audit Committee. The members of the Audit Committee are directors Warner, who chairs the committee, Beattie, Cash, Lane, Mulva and Swieringa. The Board has determined that Messrs. Beattie, Lane, Mulva, Swieringa and Warner are “audit committee financial experts,” as defined under SEC rules. The Audit Committee is primarily concerned with the integrity of the company’s financial statements, the company’s compliance with legal and regulatory requirements, the independence and qualifications of the independent auditor and the performance of the company’s internal audit function and independent auditor. Its duties include: (1) selecting and overseeing the independent auditor, (2) reviewing the scope of the audit to be conducted by them, as well as the results of their audit, (3) overseeing our financial reporting activities, including our annual report, and the accounting standards and principles followed, (4) discussing with management the company’s risk assessment and risk management practices, including risk relating to the company’s and GE Capital’s financial statements, financial reporting processes, and the guidelines, policies and processes for monitoring and managing these risks, (5) approving audit and non-audit services provided to the company by the independent auditor, (6) reviewing the organization and scope of our internal audit function and our disclosure and internal controls, and (7) on behalf of the Board overseeing the company’s legal and regulatory compliance. The Audit Committee met 12 times during 2010. The committee’s report is on page 47.

Management Development and Compensation Committee. The members of the MDCC are directors Larsen, who chairs the committee, Cash, Jung, Lane, Nunn and Warner. The committee’s primary responsibilities include: (1) establishing, reviewing and approving CEO compensation, and reviewing and approving other senior executive compensation, (2) monitoring our management resources, structure, succession planning, development and selection process as well as the performance of key executives, (3) reviewing incentive compensation arrangements to assure that incentive pay does not encourage unnecessary risk taking, and (4) reviewing and discussing, at least annually, the relationship between risk management policies and practices, corporate strategy and senior executive compensation. It also oversees the GE 2007 Long-Term Incentive Plan and the Incentive Compensation Plan and any other compensation and equity-based plans. This committee met eight times during 2010. The committee’s report is on page 29. Additional information on the committee’s processes and procedures for consideration of executive compensation are addressed in the Compensation Discussion and Analysis below.

Nominating and Corporate Governance Committee. The members of the NCGC are directors Lazarus, who chairs the committee, Hockfield, Jung, Lafley, Larsen and Warner. The committee’s responsibilities include the selection of director nominees for the Board and the development and annual review of our Governance Principles. The committee also: (1) reviews director compensation and benefits, (2) oversees the annual self-evaluation of the Board and its committees, (3) makes recommendations to the Board concerning the structure and membership of the Board committees, (4) reviews, approves and ratifies transactions with related persons required to be disclosed under SEC rules, (5) resolves any conflict of interest involving directors or executive officers, and (6) oversees risks related to corporate governance. This committee held four meetings during 2010.

The committee will consider all shareowner recommendations for candidates for the Board, which should be sent to the Nominating and Corporate Governance Committee, c/o Brackett B. Denniston III, Secretary, General Electric Company, 3135 Easton Turnpike, Fairfield, Connecticut 06828. The information required to be included is set forth in our by-laws, and the general qualifications and specific qualities and skills established by the committee for directors are included in Section 3 of the Board’s Governance Principles. We believe that directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the shareowners. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. We endeavor to have a Board representing a range of experience at policy-making levels in business, government, education and technology, and in areas that are relevant to the company’s global activities. The committee’s evaluation of director nominees takes into account their ability to contribute to the diversity of background and experience represented on the Board, and the committee reviews its effectiveness in balancing these considerations when assessing the composition of the Board.

The committee also considers candidates recommended by current directors, company officers, employees and others. The committee evaluates all nominees for directors in the same manner regardless of the source of the recommendation.

Public Responsibilities Committee. The members of the Public Responsibilities Committee are directors Nunn, who chairs the committee, Cash, Castell, Fudge, Hockfield, Immelt, Lazarus, Mulva and Penske. The purpose of the committee is to review and oversee GE positions on corporate social responsibilities and public issues of significance that affect investors and other key GE stakeholders, including charitable donations, political contributions, lobbying activities and related issues. In addition, the committee reviews the status of any significant governmental inquiry or investigation that is not related to any financial statements, and identifies and discusses with management risks relating to our public policy initiatives, the environment and similar matters. This committee met three times during 2010.

Risk Committee. In February 2011, the Board created a Risk Committee. The members of the Risk Committee are directors Beattie, who chairs the committee, Lafley and Tisch. The committee assists the Board in its oversight of the company’s management of key risks, including strategic, operational and reputational risks, as well as the guidelines, policies and processes for monitoring and mitigating such risks. The Risk Committee’s role includes oversight of risk management of GE Capital. The committee’s duties include: (1) reviewing and discussing with management GE and GE Capital’s risk appetite and strategy relating to key risks, including credit risk, liquidity and funding risk, market risk and product risk, (2) meeting separately at least two times a year with GE and GE Capital’s chief risk officers, (3) receiving reports from GE and GE Capital’s internal audit function on the results of risk management reviews and assessments, (4) reviewing the status of financial services regulatory exams relating to GE and GE Capital, and (5) reviewing the disclosure regarding risk contained in the GE and GE Capital annual and quarterly reports.

Meetings of Non-management Directors. The non-management directors met without any management directors or employees present three times last year. The responsibilities of Mr. Larsen, the presiding director, are set forth in the Board’s Governance Principles and include serving as chair at these meetings.

Compensation Discussion and Analysis

The first part of the Compensation Discussion and Analysis, entitled “Compensation Actions for 2010,” discusses the MDCC’s compensation decisions for our named executives for 2010. The second part, entitled “Our Compensation Framework,” discusses in greater detail our compensation philosophy and practices.

Compensation Actions for 2010

Summary

Over the last decade, through two recessions, GE has earned $161 billion and generated $172 billion of cash from operating activities, cumulatively, more than twice as much as in the prior decade. Over the last five years, GE has earned $83 billion and generated $97 billion of cash from operating activities, cumulatively. As measured by cumulative earnings and cash from operating activities over the past decade, GE is one of the ten largest companies in the world. Throughout this period, management kept the company safe and secure and GE and GE Capital were profitable in every quarter. At the same time, the company went through a substantial portfolio transformation, including the dispositions of Employers Reinsurance Corporation, GE Plastics and NBCU, which reduced volatility and generated funds for investment in higher-growth infrastructure businesses.

In 2010, GE had a very strong year, including 15% earnings growth, a 9% reduction in GE Capital’s ending net investment (ENI), $14.7 billion of industrial cash from operating activities and strong order growth ending the year with a record $175 billion backlog. This performance is a direct result of actions taken by Mr. Immelt and the GE leadership team over the last few years to reduce the size of GE Capital and focus it on businesses where we are more competitively advantaged, to increase liquidity to improve the safety of GE in an uncertain environment, to invest in technology and research to increase organic growth in our industrial businesses, to emphasize global markets and growth opportunities, and to execute on strategic acquisitions and dispositions.

In light of this recovery and historical performance, after two years of taking no bonus, Mr. Immelt received a bonus of $4 million for 2010, compared to a bonus of $5.8 million for 2007, the last year he accepted a bonus. In 2010, Mr. Immelt also received a special equity grant of two million stock options in order to increase the equity-based portion of his compensation and to underscore the Board’s confidence in his leadership. Although reported to have a $7.4 million value under applicable SEC rules, Mr. Immelt will only realize compensation from this award if he continues to work for the company over the five-year vesting period and GE’s stock price increases. $6.2 million of Mr. Immelt’s $21.4 million compensation reflects the year-over-year increase in pension value, which is based on an increase in his service and age and changes in actuarial pension assumptions, and is not the result of any changes in his actual compensation. In a November 2010 survey conducted by the Wall Street Journal of CEO pay at 456 U.S. companies with revenues of $4 billion or more, Mr. Immelt’s pay was ranked 310 (the survey excluded year-over-year changes in pension value). Compensation increases in 2010 for the other named executive officers reflect their strong contributions to the company’s overall performance and that of their respective businesses or function. Total compensation for our other named executive officers was also significantly affected by the year-over-year increase in pension value.

CEO Compensation

In 2010, Mr. Immelt and the Board set the following performance framework for the company: (1) restoring an attractive financial profile, (2) creating a more valuable GE Capital, (3) building world-class operating processes, (4) investing in infrastructure leadership, (5) accelerating growth and capabilities in emerging markets, (6) reinvigorating leadership and the organization, and (7) rebuilding shareowner value. Under Mr. Immelt’s leadership, management delivered the following results within this framework:

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Restoring an attractive financial profile. Cash generated from industrial operating activities totaled $14.7 billion for the year and GE had consolidated cash and equivalents of $79 billion at year end. Full-year earnings from continuing operations attributable to GE were $12.6 billion, up 15% from 2009. Revenues grew in the fourth quarter 2010, the company’s first positive growth in nine quarters.

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Creating a more valuable GE Capital. GE Capital’s earnings were up by $1.8 billion in 2010. Management significantly improved GE Capital’s risk profile by improving the Tier 1 capital ratio at the end of 2010 to 8.9% from 7.6% in 2009, maintaining cash at $60 billion at year end, and reducing 2010 ENI by $49 billion.

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Building world-class operating processes. In 2010, GE established a new enterprise risk management framework to augment risk management across the enterprise. It also significantly enhanced risk management at GE Capital by implementing more comprehensive and formalized risk structures, policies and processes.

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Investing in infrastructure leadership. GE’s investment in R&D now represents about 6% of our Infrastructure revenues, nearly twice as much as a decade ago. GE continued to be a leader in technology with revenues in our infrastructure software business reaching $4 billion in 2010. In addition, GE built scale in big growth markets (including life sciences, distributed energy, water and aviation systems) with approximately $20 billion of revenues in 2010.

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Accelerating growth and capabilities in emerging markets. In 2010, GE continued to accelerate growth in emerging markets with revenues increasing to 25% of total GE. The company established significant “company-to-country” partnerships, accelerated localization and expanded operations in fast-growth regions.

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Reinvigorating leadership and the organization. In 2010, the company reorganized and established the new Global Growth & Operations Unit under the leadership of John Rice, a vice chairman of the company, to further accelerate growth in key global markets. In addition, the results of GE’s 2010 Employee Opinion Survey were excellent and the company continues to retain an extremely high percentage of its leadership team and has very little unwanted attrition.

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Rebuilding shareowner value. In December 2010, the company announced the second dividend increase in six months, for a total improvement of 40% versus the beginning of the year. In addition, the company purchased a total of $1.8 billion in stock under its buyback program in 2010. As part of its balanced capital-allocation plan, GE pursued a number of strategic acquisitions that augmented core industrial capabilities. In addition, GE’s market capitalization increased by more than 20% in 2010.

The MDCC believes that Mr. Immelt performed very well in 2010 by executing on this performance framework and against the following additional financial objectives, all of which were exceeded by Mr. Immelt:

Financial Objectives	Goal	Performance
Earnings per share from continuing operations ($ per share)	1.03	1.15
Cash from operating activities (in $ billions)	14.5	14.7
Return on total capital (%)	9.8	11.2
Margins (%)	15.7	16.2

Mr. Immelt’s base salary, which was last increased in April 2005, remained the same. In light of the MDCC’s assessment of Mr. Immelt’s performance, he received a $4,000,000 cash bonus, compared to a bonus of $5,800,000 in 2007, the last year in which he accepted a bonus. In order to increase the equity-based portion of Mr. Immelt’s compensation and to underscore the Board’s confidence in his leadership, the MDCC made a special grant of 2,000,000 stock options to Mr. Immelt in March 2010. These options vest 50% after three years and 50% after five years provided that he continues employment with the company.

In February 2011, all of the performance share units (PSUs) granted to Mr. Immelt in 2006 were cancelled pursuant to the terms of the grant because GE’s cash from operating activities did not grow an average of more than 10% per year over the performance period from 2006 to 2010, and GE’s total shareowner return had not met or exceeded that of the S&P 500 over that same performance period.

As an indication of Mr. Immelt’s alignment with shareowners, Mr. Immelt has purchased over 870,000 shares in the open market since he became CEO in 2001. He has not sold any of the shares he has acquired upon the exercise of stock options or received upon the vesting of restricted stock units (RSUs) or PSUs since he became CEO and he is committed to continue this practice as long as he serves as CEO.

Compensation for Our Other Named Executives

Keith Sherin. Mr. Sherin has been our chief financial officer since 1998 and is also a vice chairman of the company. Since he joined GE in 1981, he has assumed roles with increasing responsibilities at many of our key businesses. As the leader of the company’s finance organization, Mr. Sherin’s financial objectives focused on the overall performance of the company and were the same as Mr. Immelt’s. His strategic and operational goals included, supporting company strategies and financial results, supporting the company’s growth activities, continuing to strengthen the finance organization, enhancing the company’s enterprise risk model, and creating a new capital allocation model.

Mr. Sherin’s leadership was instrumental in delivering GE’s strong financial performance in a volatile environment. He led the dispositions of GE Security and NBCU, which freed up $9.7 billion of capital to invest in core infrastructure businesses, including Dresser, Clarient and Wellstream Holdings. He also expanded the reach and depth of the global finance organization. Mr. Sherin enhanced GE’s enterprise risk management system through a more formalized framework and infrastructure, and refinement of risk management and mitigation tools. In addition, he improved the company’s multi-year capital allocation framework, thereby facilitating the company’s two dividend increases, buyback resumption and infrastructure M&A activities.

In light of the MDCC’s assessment of Mr. Sherin’s performance in 2010, he received a $3,000,000 cash bonus, a 12% increase from 2009. He also received 1,000,000 stock options.

John Krenicki. Mr. Krenicki has been the leader of our Energy Infrastructure business since its formation in 2008 and is also a vice chairman of the company. Previously, he was president and chief executive officer of GE Energy, and held several leadership positions at other businesses since he joined GE in 1984. In addition to the company’s overall goals, Mr. Krenicki had goals and objectives for his business. His financial objectives included increasing revenues, segment profit and cash from operating activities. His strategic and operational goals included maximizing the value gap between raw material cost and resale prices, driving inorganic investment in energy, and investing in oil and gas technology.

Mr. Krenicki performed very well in 2010. While revenues were $37.5 billion, an 8% decrease from 2009, reflecting a weaker environment for thermal and wind equipment, segment profit was $7.3 billion, a 2% increase from 2009. Cash from operating activities was $6 billion, an 8% increase from 2009. Mr. Krenicki substantially increased the value gap and increased productivity. Inorganic investments were approximately $5 billion, and Energy Infrastructure’s backlog was $67 billion. Mr. Krenicki also increased investment in R&D by 27%.

In light of the MDCC’s assessment of Mr. Krenicki’s performance in 2010, he received a $3,000,000 cash bonus, a 20% increase from 2009, and his base salary was increased to $1,600,000, effective July 1, 2010, after a 24-month interval since his last base salary increase. He also received 1,000,000 stock options.

Mike Neal. Mr. Neal has been the leader of our GE Capital business since its formation in September 2008 and is also a vice chairman of the company. Previously, he was the president and CEO of GE Commercial Finance and has held several leadership positions at other businesses since he joined GE in 1979. In addition to the company’s overall goals, Mr. Neal had goals and objectives for his business. His financial objectives for the GE Capital segment included lowering ENI, achieving 2010 earnings of at least $2 billion, and increasing volume and the Tier 1 capital ratio. His strategic and operational goals included achieving balanced segment growth and performance while positioning for future growth, managing through the difficult commercial real estate cycle, recreating GE Capital as the best specialty finance company, and augmenting the risk function.

Under Mr. Neal’s leadership, GE Capital had a very good year in 2010. The GE Capital segment earned $3.3 billion in 2010 with portfolio losses decreasing substantially. Volume increased by $9 billion, with strong returns on investment. As part of GE’s strategy to build a smaller, more focused GE Capital, ENI was decreased to $477 billion at the end of 2010, compared to $526 billion at the beginning of the year; the Tier 1 capital ratio was increased to 8.9% at the end of 2010 from 7.6% in 2009; leverage was decreased; cash was maintained at $60 billion at year end; $25 billion of 2011 long-term debt maturities were prefunded; and commercial paper was decreased to $42 billion at year end. Mr. Neal continued to reposition GE Capital through dispositions of non-core businesses and enhanced GE Capital’s risk management by building out the enterprise risk management infrastructure.

In light of the MDCC’s assessment of Mr. Neal’s performance in 2010, he received a $3,250,000 cash bonus, a 12% increase from 2009, and his base salary was increased to $1,900,000, effective July 1, 2010, after a 24-month interval since his last base salary increase. He also received 1,000,000 stock options.

John Rice. Mr. Rice was the leader of our Technology Infrastructure business until November 2010, when he was appointed by the GE Board of Directors as Vice Chairman, President & CEO, Global Growth & Operations. In this new role, Mr. Rice is responsible for growth outside of the United States. Since joining GE in 1978, he has served as president and CEO of GE Infrastructure, GE Industrial, GE Energy and GE Transportation Systems. In addition to the company’s overall goals, Mr. Rice had goals and objectives for his business. His financial objectives focused on increasing new orders, delivering on revenues and segment profit targets, as well as maximizing cash from operating activities. His strategic and operational goals included building out global platforms and product lines, sustaining leadership and growth in service capabilities, building strong and pervasive positions in growth markets, preparing the company for U.S. healthcare reform and positioning the business for growth in 2011.

Mr. Rice led the Technology Infrastructure business to a solid performance in 2010 in a difficult environment. Reflecting general weakness in the airlines industry, revenues were $37.8 billion, a 2% decrease from 2009. However, Technology Infrastructure’s total backlog increased to a record $108 billion, with GE Aviation contractual services agreement backlog of $59 billion. Segment profits, which reflect the cost related to the GEnx product launch, were $6.3 billion, a 7% decrease from 2009, and the business generated $6 billion in cash from operating activities. GE Transportation accomplished several key strategic orders, Healthcare expanded its services, and GE Aviation signed significant service deals with a number of large customers. Mr. Rice also launched the joint venture between GE Aviation and AVIC Systems of China to develop and market integrated avionics systems for commercial aircraft customers. He also positioned his business for growth through the acquisition of Clarient, a molecular diagnostics company, and new product launches, including the GEnx engine. In addition, Mr. Rice led GE’s health effectiveness efforts lowering GE’s U.S. healthcare costs.

In light of the MDCC’s assessment of Mr. Rice’s performance in 2010 and his new role as Vice Chairman, President & CEO, Global Growth & Operations, he received a $3,175,000 cash bonus, a 12% increase from 2009, and his base salary was increased to $1,900,000, effective July 1, 2010, after a 24-month interval since his last base salary increase, and to $2,100,000, effective January 1, 2011, in connection with his assignment leading Global Growth & Operations headquartered in Hong Kong. He also received 1,000,000 stock options.

Our Compensation Framework

Our Goal

The goal of our executive compensation program is to retain and reward leaders who create long-term value for our shareowners. This goal affects the compensation elements we use and our compensation decisions. Our compensation program rewards sustained financial and operating performance and leadership excellence, aligns the executives’ long-term interests with those of our shareowners and motivates executives to remain with the company for long and productive careers built on expertise.

Key Considerations in Setting Pay

The following is a summary of key considerations affecting the MDCC’s determination of compensation for the named executives.

Emphasis on Consistent and Relative Performance. Our compensation program provides the greatest pay opportunity for executives who demonstrate superior performance for sustained periods of time. Each of our named executives has served the company for many years, during which time he has held diverse positions with increasing levels of responsibility. The amount of their pay reflects the fact that they have consistently contributed, and are expected to continue to contribute, to the company’s success. In evaluating consistent performance, we also heavily weigh relative performance of each executive in his industry segment or function.

Our emphasis on consistent performance affects our discretionary annual cash bonus and equity incentive compensation, which are determined with the prior year’s award or grant serving as an initial basis for consideration. After an assessment of a named executive’s past performance, and expected future contribution to the company’s results, as well as the performance of any business or function he leads, the MDCC uses its judgment in determining the amount of bonus or equity award and the resulting percentage change from the prior year. We incorporate current-year, past and expected performance into our compensation decisions, and percentage increases or decreases in the amount of annual compensation therefore tend to be more gradual than in a framework that is focused solely or largely on current-year performance.

Emphasis on Future Pay Opportunity Versus Current Pay. The MDCC strives to provide an appropriate mix of different compensation elements, including finding a balance among current versus long-term compensation and cash versus equity incentive compensation. Cash payments primarily reward more recent performance, and equity awards encourage our named executives to continue to deliver results over a longer period of time and serve as a retention tool. The MDCC believes that named executive compensation should be more at risk by being based on the company’s operating and stock price performance over the long term.

Broad Discretion and Judgment. Except with respect to our long-term performance awards and the PSUs granted to our CEO, both of which depend on achieving specific quantitative performance objectives, the MDCC does not use formulas in determining the amount and mix of compensation. Thus, the MDCC evaluates a broad range of both quantitative and qualitative factors, including reliability in delivering financial and growth targets, performance in the context of the economic environment relative to other companies, a track record of integrity, good judgment, the vision and ability to create further growth and the ability to lead others. The evaluation of a named executive’s performance against his stated objectives plays a significant role in awarding the discretionary annual cash bonus and also contributes to a determination of overall compensation. For annual equity incentive awards, the MDCC primarily considers a named executive’s potential for future successful performance and leadership as part of the executive management team, taking into account past performance as a key indicator.

Significance of Overall Company Results. The MDCC primarily evaluates the named executives’ contributions to the company’s overall performance rather than focusing only on their individual business or function. The MDCC believes that the named executives share the responsibility to support the goals and performance of the company, as key members of the company’s leadership team. While this compensation philosophy influences all of the MDCC’s compensation decisions, it has the biggest impact on annual equity incentive awards.

Consideration of Risk. Our compensation programs are discretionary, balanced and focused on the long term. Under this structure, the highest amount of compensation can be achieved through consistent superior performance over sustained periods of time. In addition, large amounts of compensation are usually deferred or only realizable upon retirement. This provides strong incentives to manage the company for the long term, while avoiding excessive risk-taking in the short term. Goals and objectives reflect a balanced mix of quantitative and qualitative performance measures to avoid excessive weight on a single performance measure. Likewise, the elements of compensation are balanced among current cash payments, deferred cash and equity awards. With limited exceptions, the MDCC retains a large amount of discretion to adjust compensation for quality of performance and adherence to company values.

The MDCC reviews the relationship between our risk management policies and practices and the incentive compensation we provide to our named executives to confirm that our incentive compensation does not encourage unnecessary and excessive risks. The MDCC also reviews the relationship between risk management policies and practices, corporate strategy and senior executive compensation.

Limited Use of Compensation Consultants and Benchmarking Data. From time to time, the MDCC and the company’s human resources function have sought the views of Frederic W. Cook & Co., Inc. about market intelligence on compensation trends, along with its views on particular compensation programs designed by our human resources function. The company’s human resources function consulted with Frederic W. Cook & Co., Inc. in 2010 to obtain its views and information on market practices relating to pension plans for named executive officers. These services were obtained under hourly fee arrangements and not pursuant to a standing engagement. The MDCC and the company have adopted a policy that any compensation consultant used by the committee to advise on executive compensation will not at the same time advise the company on any other human resources matter. With respect to benchmark data, the MDCC considers executive compensation at each of the other component companies of the Dow Jones Industrial Average only as one among several factors in setting pay. The MDCC does not target a percentile within this Dow 30 peer group and instead uses the comparative data only as a reference point in its determination of the types and amount of compensation based on its own evaluation.

No Employment and Severance Agreements. Our named executives do not have employment, severance or change-of-control agreements. They serve at the will of the Board, which enables us to set the terms of any termination of employment. To preserve the MDCC’s flexibility to consider the facts and circumstances of any particular situation, we provide limited guaranteed post-termination benefits, which are discussed in more detail beginning on page 41, including death and disability benefits. We have a policy to seek shareowner approval for any future agreement or policy to pay named executive officers unearned death benefits, which is discussed in more detail on page 28. Other than retirement benefits, which serve as a retention tool, post-employment benefits have little bearing on our annual compensation decisions.

Performance Objectives and Evaluations for Our Named Executives

At the beginning of each year, Mr. Immelt develops the objectives that he believes should be achieved for the company to be successful, which he then reviews with the MDCC for the corollary purpose of establishing how his performance will be assessed. These objectives are derived largely from the company’s annual financial and strategic planning sessions, during which in-depth reviews of the company’s growth opportunities are analyzed and goals are established for the upcoming year. The objectives include both quantitative financial measurements and qualitative strategic and operational considerations that are evaluated subjectively, without any formal weightings, and are focused on the factors that our CEO and the Board believe create long-term shareowner value. Mr. Immelt reviews and discusses preliminary considerations as to his own compensation with the MDCC. In developing these considerations, he solicits the input of, and receives advice and data from, our senior vice president, human resources. Mr. Immelt does not participate in the final determination of his own compensation.

Each of the other named executives is a leader of an individual business or function of the company. As part of the executive management team, they report directly to Mr. Immelt, who develops the objectives that each individual is expected to achieve, and against which their performance is assessed. As with Mr. Immelt, these objectives are reviewed with the MDCC at the beginning of each year and are derived largely from the company’s annual financial and strategic planning sessions in which the other named executives participate. Like Mr. Immelt, their objectives include both quantitative financial measurements and qualitative strategic and operational considerations affecting the company and the businesses or functions that the named executives lead. Mr. Immelt leads the assessment of each named executive’s individual performance against the objectives, the company’s overall performance and the performance of his business or function. He then makes an initial compensation recommendation to the MDCC for each named executive, again with the advice of our senior vice president, human resources. The named executives do not play a role in their compensation determinations, other than discussing with the CEO their individual performance against their predetermined objectives.

Compensation Elements We Use to Achieve Our Goal

The following summarizes the compensation tools we use to reward, align and retain our named executives.

Base Salary and Bonus. Base salaries for our named executives depend on the scope of their responsibilities, their leadership skills and values, their performance and length of service. Decisions regarding salary increases are affected by the named executive’s current salary and the amounts paid to their peers within and outside the company. Base salary rates are generally eligible to be increased at intervals of 18 months or longer. For each named executive other than the CEO, we pay discretionary cash bonuses each February for the prior year based upon the evaluation by the MDCC and the CEO of the executive’s performance against stated goals and objectives, as discussed above. In the case of the CEO, his bonus is also paid each February for the prior year based on the MDCC’s evaluation.

Stock Options and Restricted Stock Units (RSUs). The company’s equity incentive compensation program is designed to recognize scope of responsibilities, reward demonstrated performance and leadership, align the interests of the named executive with those of our shareowners and retain them. We believe that providing combined grants of stock options and RSUs is generally an effective means to focus our named executives on delivering long-term value to our shareowners because options only have value to the extent the price of GE stock on the date of exercise exceeds the stock price on the grant date, and RSUs reward and retain the named executives by offering them the opportunity to receive shares of GE stock on the date the restrictions lapse so long as they continue to be employed by the company. In 2010, the MDCC decided to continue its 2009 compensation focus by shifting potential value to stock options from our historical mix that included RSUs. Historically, we have determined that for annual equity incentive awards the total value of the award should be balanced between RSUs and stock options, with one RSU having three times the value of one stock option. Unvested stock options and RSUs are forfeited if the named executive voluntarily leaves GE, and are generally vested if he or she reaches age 60 and retires prior to the scheduled vesting. The RSUs pay dividend equivalents prior to the lapse of restrictions, equal to the quarterly dividends on GE stock.

Performance Share Units (PSUs). From 2003 through 2009, we compensated our CEO with PSUs, and we anticipate resuming this practice in 2011. Half of the PSUs convert into shares of GE stock only if GE’s cumulative industrial cash from operating activities, adjusted to exclude the effect of unusual events, is at least $70 billion over the five-year performance period (or, in the case of grants prior to 2009, GE’s cash from operating activities, adjusted to exclude the effect of unusual events, has grown an average of 10% or more per year over the five-year performance period). The remaining PSUs convert into shares of GE stock only if GE’s total shareowner return meets or exceeds the return of the S&P 500 over the performance period. Total shareowner return means the cumulative total return on GE stock and the

S&P 500 Index, respectively, over the performance period, calculated in the same manner as the performance graph shown in our Annual Report on Form 10-K. Beginning with PSUs granted in September 2006, dividend equivalents are paid out only on shares actually received.

Long-Term Performance Awards (LTPAs). Since 1994, we have granted LTPAs generally every three years to our named executives and other selected leaders. These awards have been based on meeting or exceeding long-term performance metrics. In February 2010, we granted contingent LTPAs to approximately 1,000 executives across the company that will only be payable if the company achieves on an overall basis for the three-year (2010 through 2012) period specified goals based on four equally weighted business measurements. These business measurements are: (1) cumulative earnings per share, (2) cumulative industrial cash from operating activities, (3) 2012 industrial return on total capital, and (4) ENI of GE Capital. The MDCC adopted these performance measurements because they directly align with the goals set at the company’s annual financial and strategic planning session. In particular, (1) earnings-per-share targets are designed to reflect the company’s attractive financial profile, (2) industrial cash from operating activities targets are designed to provide high quality earnings that realize cash for capital allocation, including the capability to grow GE’s dividend in line with earnings, (3) return on total capital targets are designed to keep GE on a level at or above other highly valued companies and reflect effective capital allocation, and (4) ENI targets are designed to be consistent with a smaller, more focused financial services business. The final amount will be paid in cash (or, at the MDCC’s discretion, in stock) based on achieving threshold, target or maximum levels for any of the four measurements. As was the case with the awards granted under our prior long-term performance award programs, the goals for the 2010 through 2012 performance period are challenging but achievable. Specifically, target goals are achievable with good performance, whereas maximum levels represent stretch goals. The three most recent long-term performance award plans paid out at 56%, 64% and 47% of the maximum payout level, respectively. For each named executive, the award is based on a multiple (i.e., .75X at threshold, 1.50X at target and 2.00X at maximum) of the named executive’s base salary in effect in February 2013 and the discretionary bonus awarded in February 2013 for the 2012 performance period, and will be subject to forfeiture if the executive’s employment terminates for any reason other than disability, death or retirement before December 31, 2012.

Deferred Compensation. The company has offered periodically both a deferred salary plan and a deferred bonus plan, with only the deferred salary plan providing for payment of an “above-market” rate of interest as defined by the SEC. These plans are available to approximately 3,200 eligible employees in the executive-band and above. Individuals who are named executives at the time a deferred salary plan is initiated are not offered the opportunity to participate. The plans are intended to promote retention by providing a long-term savings opportunity on a tax-efficient basis. The deferred salary plan is viewed as a strong retention tool because executives generally must remain with the company for at least five years from the time of deferral to receive any interest on deferred balances. In addition, because the deferral plans are unfunded and deferred salary and bonus payments are satisfied from the company’s general assets, the deferral plans provide a strong incentive for the company’s executives to minimize risks that could jeopardize the long-term financial health of the company. The deferred bonus plan allows executives to defer up to 100% of their discretionary annual cash bonus in GE stock units, S&P 500 Index units or cash units. Under both plans, payouts commence following termination of employment.

Pension Plans. The company provides retirement benefits to the named executives under the same GE Pension Plan, GE Supplementary Pension Plan and GE Excess Benefits Plan in which other executives and employees participate. The GE Pension Plan is a broad-based tax-qualified plan under which employees are eligible to retire at age 60 or later. The company also offers to approximately 3,200 eligible employees in the executive-band and above the GE Supplementary Pension Plan to increase retirement benefits above amounts available under the GE Pension Plan. Unlike the GE Pension Plan, the Supplementary Pension Plan is an unfunded, unsecured obligation of the company and is not qualified for tax purposes. The Supplementary Pension Plan is one of the company’s strongest retention tools because participants generally forfeit any benefits under the plan if they leave the company prior to reaching age 60. We therefore believe that this plan allows us to significantly reduce departures of high-performing executives and greatly enhances the caliber of the company’s executive workforce. In addition, because the Supplementary Pension Plan is unfunded and benefit payments are satisfied from the company’s general assets, it provides a strong incentive for the company’s executives to minimize risks that could jeopardize the long-term financial health of the company. Effective January 1, 2011, salaried employees who commence service on or after that date will not be eligible to participate in the GE Pension Plan or GE Excess Benefits Plan, but will participate in a defined contribution retirement plan.

Other Compensation. We provide our named executives with other benefits, reflected in the All Other Compensation column in the 2010 Summary Compensation table on page 30, that we believe are reasonable, competitive and consistent with the company’s overall executive compensation program.

Other Compensation Practices

Role of the MDCC and Executives in Establishing and Implementing Compensation Goals. The MDCC has the primary responsibility for assisting the Board in developing and evaluating potential candidates for executive positions and for overseeing the development of executive succession plans. As part of this responsibility, the MDCC oversees the design, development and implementation of the compensation program for the CEO and the other named executives. Our CEO and senior vice president, human resources, assist the MDCC in administering our compensation programs. The senior vice president, human resources, assists the MDCC and participates in its deliberations about compensation matters by providing advisory services and information, such as past compensation, compensation practices and guidelines, company performance, current industry compensation practices and competitive market information. Information setting forth the total annual compensation of each named executive, and potential retirement benefits accruing to each, is also assembled by the human resources function for the MDCC.

Share Ownership and Holding Period Requirements. We require our named executives to own significant amounts of GE stock. These share ownership requirements are set forth in the MDCC’s key practices, which are published on GE’s website at www.ge.com/pdf/company/governance/board/ge_management_dev_key_practices.pdf. The number of shares of GE stock that must be held is set at a multiple of an executive’s base salary. All named executives are in compliance with our stock requirements. The named executives’ ownership is shown in the stock ownership table on page 45. In addition, they are required to hold for at least one year any net shares of GE stock that they receive through the exercise of their stock option awards. To prevent speculation or hedging of named executives’ interests in our equity, we prohibit short sales of GE stock, or the purchase or sale of options, puts, calls, straddles, equity swaps or other derivative securities that are directly linked to GE stock, by our named executives.

Equity Grant Practices. The exercise price of each stock option awarded under our long-term incentive plan is the closing price of GE stock on the date of grant, which is the date of the MDCC meeting at which equity awards for the named executives are determined. Board and committee meetings are generally scheduled at least a year in advance. Scheduling decisions are made without regard to anticipated earnings or other major announcements by the company. We prohibit the repricing of stock options.

Tax Deductibility of Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a $1 million limit on the amount that a public company may deduct for compensation paid to the company’s CEO or any of the company’s three other most highly compensated executive officers (other than the CFO) who are employed as of the end of the year. This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance-based” compensation (i.e., compensation paid only if the individual’s performance meets pre-established objective goals based on performance criteria approved by shareowners). For 2010, the grants of stock options and LTPAs and the payments of annual cash bonuses were designed to satisfy the requirements for deductible compensation.

Potential Impact on Compensation from Executive Misconduct. If the Board determines that an executive officer has engaged in conduct detrimental to the company, the Board may take a range of actions to remedy the misconduct, prevent its recurrence, and impose such discipline as would be appropriate. Discipline would vary depending on the facts and circumstances, and may include, without limit: (1) termination of employment, (2) initiating an action for breach of fiduciary duty, and (3) if the conduct resulted in a material inaccuracy in the company’s financial statements or performance metrics which affect the executive officer’s compensation, seeking reimbursement of any portion of performance-based or incentive compensation paid or awarded to the executive that is greater than would have been paid or awarded if calculated based on the accurate financial statements or performance metrics; provided that if the Board determines that an executive engaged in fraudulent misconduct, it will seek such reimbursement. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities.

Shareowner Approval of Severance and Death Benefits. If the Board were to agree to pay severance benefits to any of the named executive officers, we would seek shareowner approval of such benefits if: (1) the executive’s employment was terminated prior to retirement for performance reasons, and (2) the value of the proposed severance benefits would exceed 2.99 times the sum of the named executive’s base salary and bonus. For this purpose, severance benefits would not include: (1) any payments based on accrued pension benefits, (2) any payments of salary or bonus amounts that had accrued at the time of termination, (3) any RSUs paid to a named executive who was terminated within two years prior to age 60, (4) any stock-based incentive awards that had vested or would otherwise have vested within two years following the named executive’s termination, and (5) any retiree health, life or other welfare benefits. In addition, the Board will seek shareowner approval for any future agreement or policy that would require the company to make payments, grants or awards of unearned amounts following the death of any of its named executive officers. This policy does not apply to payments, grants or awards of the sort that are offered to other company employees. For this purpose, “future agreement” includes the modification or amendment of any existing agreement.

Compensation Committee Report

The Management Development and Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed that analysis with management. Based on its review and discussions with management, the committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in the company’s Annual Report on Form 10-K for 2010 and the company’s 2011 proxy statement. This report is provided by the following independent directors, who comprise the committee:

Ralph S. Larsen (Chairman)	Andrea Jung
James I. Cash, Jr.	Sam Nunn
Robert W. Lane	Douglas A. Warner III

2010 Summary Compensation Table

Name and Principal Position	Year	Salary[1]	Bonus	Stock Awards[2]	Option Awards[3]	Non-Equity Incentive Plan Compensation		Change in Pension Value and Nonqualified Deferred Compensation Earnings[4]	All Other Compensation[5]	Total
Jeffrey R. Immelt	2010	$3,300,000	$4,000,000	$0	$7,400,000		—	$6,338,956	$389,809	$21,428,765
Chairman of the Board and CEO	2009 2008	3,300,000 3,300,000	0 0	1,791,000 2,044,650	0 0		— —	4,398,085 3,563,466	396,155 372,819	9,885,240 9,280,935
Keith S. Sherin	2010	$1,680,000	$3,000,000	$0	$4,070,000		—	$3,872,410	$187,031	$12,809,441
Vice Chairman and CFO	2009 2008	1,500,000 1,500,000	2,675,000 2,550,000	0 5,918,000	6,876,000 1,560,000	$	— 2,555,300	2,722,228 2,503,541	182,728 288,718	13,955,956 16,875,559
John Krenicki Vice Chairman	2010 2009	$1,400,000 1,200,000	$3,000,000 2,500,000	$0 0	$4,070,000 6,470,000		— —	$4,544,538 2,816,366	$192,238 116,485	$13,206,776 13,102,851
Michael A. Neal	2010	$1,825,000	$3,250,000	$0	$4,070,000		—	$4,817,038	$226,639	$14,188,677
Vice Chairman	2009 2008	1,750,000 1,650,000	2,900,000 2,900,000	0 2,812,000	6,876,000 1,560,000	$	— 2,933,900	3,400,059 3,484,939	269,830 344,044	15,195,889 15,684,883
John G. Rice	2010	$1,825,000	$3,175,000	$0	$4,070,000		—	$5,006,883	$248,259	$14,325,142
Vice Chairman	2009 2008	1,750,000 1,650,000	2,835,000 2,700,000	0 2,812,000	6,876,000 1,560,000	$	— 5,615,400	3,729,160 3,328,715	195,595 261,073	15,385,755 17,927,188

1    Each of the named executives contributed a portion of his salary to the company’s 401(k) savings plan.

2    This column represents the dollar amounts for the years shown of the aggregate grant date fair value of RSUs and, for our CEO, PSUs granted in those years in accordance with SEC rules. Generally, the aggregate grant date fair value is the amount that the company expects to expense in its financial statements over the award’s vesting schedule. These amounts reflect the company’s accounting expense and do not correspond to the actual value that will be realized by the named executives. For RSUs, fair value is calculated using the closing price of GE stock on the date of grant. For information on the valuation assumptions, refer to the note on Other Stock-Related Information in the GE financial statements filed with the Annual Report on Form 10-K for the respective year-end. See the 2010 Grants of Plan-Based Awards table on page 33 for information on grants awarded in 2010.

3    This column represents the dollar amounts for the years shown of the aggregate grant date fair value of stock options granted in those years in accordance with SEC rules. These amounts reflect the company’s accounting expense and do not correspond to the actual value that will be realized by the named executives. For information on the valuation assumptions, refer to the note on Other Stock-Related Information in the GE financial statements filed with the Annual Report on Form 10-K for the respective year-end. See the 2010 Grants of Plan-Based Awards table on page 33 for information on stock options awarded in 2010.

4    This column represents the sum of the change in pension value and nonqualified deferred compensation earnings for each of the named executives. The change in pension value in 2010 was $6,229,003, $3,791,512, $4,484,335, $4,724,559 and $4,880,363 for Messrs. Immelt, Sherin, Krenicki, Neal and Rice, respectively. The increases in the pension values of Messrs. Immelt and Neal are based on increases in their service and ages and changes in actuarial pension assumptions, and are not the result of any changes in their actual compensation. If the discount rate had increased to 6.71%, there would have been no increases in the pension values for Messrs. Immelt and Neal. See 2010 Pension Benefits on page 39 for additional information, including the present value assumptions used in this calculation. In 2010, the above-market earnings on the executive deferred salary plans in which the named executives participated were $109,953, $80,898, $60,203, $92,479 and $126,520 for Messrs. Immelt, Sherin, Krenicki, Neal and Rice, respectively. Above-market earnings represent the difference between market interest rates determined pursuant to SEC rules and the 8.5% to 14% interest contingently credited by the company on salary deferred by the named executives under various executive deferred salary plans in effect between 1987 and 2010. See 2010 Nonqualified Deferred Compensation beginning on page 40 for additional information.

5    See the 2010 All Other Compensation table on page 31 for additional information.

2010 Total Realized Compensation Table

To supplement the SEC-required disclosure in the 2010 Summary Compensation table set forth above, we have included the additional table below, which shows “Total Realized Compensation” representing the total compensation realized by each named executive officer in each of the years shown. Total compensation as calculated under SEC rules and, as shown in the 2010 Summary Compensation table, includes several items that are driven by accounting and actuarial assumptions, which are not necessarily reflective of compensation actually realized by the named executives in a particular year.

Name and Principal Position	Year	Total Realized Compensation[1]
Jeffrey R. Immelt Chairman of the Board and CEO	2010	$5,845,124
	2009	5,751,145
	2008	18,681,242
Keith S. Sherin Vice Chairman and CFO	2010	$6,197,979
	2009	9,242,505
	2008	8,811,101
John Krenicki Vice Chairman	2010	$5,764,387
	2009	9,020,730
Michael A. Neal Vice Chairman	2010	$6,945,415
	2009	10,006,401
	2008	11,215,778
John G. Rice Vice Chairman	2010	$5,580,957
	2009	12,510,172
	2008	10,713,779

1    Amounts reported as Total Realized Compensation differ substantially from the amounts determined under SEC rules as reported in the Total column of the 2010 Summary Compensation table. Total Realized Compensation is not a substitute for Total compensation. Total Realized Compensation represents: (1) Total compensation, as calculated under applicable SEC rules, minus (2) the aggregate grant date fair value of equity awards (as reflected in the Stock Awards and Option Awards columns of the 2010 Summary Compensation table), minus (3) the year-over-year change in pension value and nonqualified deferred compensation earnings (as reflected in the Change in Pension Value And Nonqualified Deferred Compensation Earnings column of the 2010 Summary Compensation table), and plus (4) the value realized from the exercise of stock options and the vesting of RSUs or PSUs before payment of any applicable withholding taxes and brokerage commissions (as reflected in the Option Exercises and Stock Vested tables of the proxy statements for the respective years), including the value realized from the payment of any dividend equivalents. In addition, Total Realized Compensation reflects any bonus actually paid in each of the years shown, whereas Total compensation under the SEC rules reflects any bonus earned for the applicable years (regardless of when paid). For more information on Total compensation under the SEC rules, see the narrative and notes accompanying the 2010 Summary Compensation table set forth on page 30.

2010 All Other Compensation

We provide our named executives with additional benefits, reflected in the table below for 2010, that we believe are reasonable, competitive and consistent with the company’s overall executive compensation program. The costs of these benefits, which are shown below after giving effect to any reimbursements by the named executives, constitute only a small percentage of each named executive’s total compensation.

Name of Executive	Other Benefits[1]	Value of Supplemental Life Insurance Premiums[2]	Payments Relating to Employee Savings Plan[3]	Total
Immelt	$381,234	$0	$8,575	$389,809
Sherin	68,959	109,497	8,575	187,031
Krenicki	121,556	62,107	8,575	192,238
Neal	41,263	176,801	8,575	226,639
Rice	100,023	139,661	8,575	248,259

1    See the 2010 Other Benefits table below for additional information.

2    This column reports taxable payments made to the named executives to cover premiums for universal life insurance policies owned by the executives. These policies include: (a) Executive Life, which provides universal life insurance policies for the named executives totaling $3 million in coverage at the time of enrollment, increased 4% annually thereafter, and (b) Leadership Life, which provides universal life insurance policies for the named executives with coverage of two times their annual pay (salary plus 100% of their latest bonus payments).

3    This column reports company matching contributions to the named executives’ 401(k) savings accounts of 3.5% of pay up to the limitations imposed under IRS rules.

2010 Other Benefits

The following table describes other benefits and the incremental cost to the company of providing them in 2010. The total amount of these other benefits is included in the 2010 All Other Compensation table above for each named executive.

Name of Executive	Use of Aircraft[1]		Leased Cars[2]	Financial Counseling and Tax Preparation[3]	Other[4]	Total
Immelt	$381,234	[5]	$0	$0	$0	$381,234
Sherin	22,805		22,261	13,125	10,768	68,959
Krenicki	75,576		18,474	15,875	11,631	121,556
Neal	40,542		0	0	721	41,263
Rice	61,845		13,833	15,980	8,365	100,023

1    The calculation of incremental cost for personal use of company aircraft includes the variable costs incurred as a result of personal flight activity: a portion of ongoing maintenance and repairs, aircraft fuel, satellite communications and any travel expenses for the flight crew. It excludes non-variable costs, such as exterior paint, interior refurbishment and regularly scheduled inspections, which would have been incurred regardless of whether there was any personal use of aircraft. Aggregate incremental cost, if any, of travel by the officer’s family or other guests when accompanying the officer on both business and non-business occasions is also included.

2    Includes expenses associated with the leased cars program, such as leasing and management fees, administrative costs and gas allowance.

3    Includes expenses associated with the use of advisors for financial, estate and tax preparation and planning, as well as investment analysis and advice.

4    This column reports the total amount of other benefits provided, none of which individually exceeded the greater of $25,000 or 10% of the total amount of benefits included in the 2010 Other Benefits table for the named executive. These other benefits included: (1) car service fees, (2) home alarm and generator installation, maintenance and monitoring, (3) participation in the Executive Products and Lighting Program pursuant to which executives can receive GE appliances or other products with incremental cost calculated based on the fair market value of the products received, and (4) an annual physical examination.

5    Effective November 22, 2010, GE and Mr. Immelt entered into an aircraft time sharing agreement pursuant to which Mr. Immelt may lease aircraft from GE for his personal use and pay GE for the actual expenses of each specific flight incurred after the effective date of the agreement to the maximum extent permitted under Federal Aviation Administration rules. The amounts shown for incremental cost for Mr. Immelt’s personal use of company aircraft reflect the net incremental costs to GE after giving effect to any payments received under the agreement.

2010 Grants of Plan-Based Awards

The following table provides information about awards granted to the named executives in 2010: (1) the grant date, (2) the estimated future payouts under non-equity incentive plan awards, which consist of potential payouts under the LTPA granted in 2010 for the 2010-2012 performance period, (3) the number of shares underlying stock options awarded to the named executives under the 2007 Long-Term Incentive Plan, (4) the exercise price of the stock option awards, which reflects the closing price of GE stock on the date of grant, and (5) the grant date fair value of each option award computed in accordance with applicable SEC rules.

Name of Executive	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			All Other Option Awards: Number of Securities Underlying Options[2]	Exercise or Base Price of Option Awards	Grant Date Fair Value of Option Awards[3]
		Threshold	Target	Maximum
Immelt	2/12/2010	$2,475,000	$4,950,000	$6,600,000
	3/04/2010				2,000,000	$16.11	$7,400,000
Sherin	2/12/2010	$3,266,300	$6,532,500	$8,710,000
	6/10/2010				1,000,000	$15.68	$4,070,000
Krenicki	2/12/2010	$2,775,000	$5,550,000	$7,400,000
	6/10/2010				1,000,000	$15.68	$4,070,000
Neal	2/12/2010	$3,487,500	$6,975,000	$9,300,000
	6/10/2010				1,000,000	$15.68	$4,070,000
Rice	2/12/2010	$3,438,800	$6,877,500	$9,170,000
	6/10/2010				1,000,000	$15.68	$4,070,000

1    These columns show the potential value of the payout for each named executive under the 2010-2012 LTPA if the threshold, target or maximum goals are satisfied for all four performance measures, based on the executive’s 2010 salary and bonus at the time of grant (Mr. Immelt’s payout numbers reflect the lack of a bonus in 2010 for 2009 performance). Actual payouts, if any, will be determined from base salary in effect in February 2013 and the discretionary bonus awarded in February 2013 for the 2012 performance period. The potential payouts are performance-driven and therefore completely at risk. The business measurements, performance goals and salary and bonus multiples for determining the payout are described in the Compensation Discussion and Analysis on page 27. As reflected in the Summary Compensation table, no amounts were paid with respect to these LTPA awards for 2010.

2    This column shows the number of stock options granted, which will vest and become exercisable ratably in five equal annual installments beginning one year from the date of grant and each year thereafter, except for the stock options granted to Mr. Immelt, which will vest and become exercisable 50% on the third anniversary of the grant date and 50% on the fifth anniversary of the grant date.

3    This column shows the aggregate grant date fair value of stock options under applicable SEC rules granted to the named executives in 2010. Generally, the aggregate grant date fair value is the amount that the company expects to expense in its financial statements over the award’s vesting schedule. For stock options, fair value is calculated using the Black-Scholes value of an option on the grant date of $3.70 and $4.07 as of March 4, 2010 and June 10, 2010, respectively. For additional information on the valuation assumptions, refer to the note on Other Stock-Related Information in the GE financial statements filed with the Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the SEC.

2010 Outstanding Equity Awards at Fiscal Year-End

The following table provides information on the current holdings of stock option and stock awards by the named executives. This table includes unexercised and unvested option awards, unvested RSUs and PSUs with vesting conditions that were not satisfied as of December 31, 2010. Each equity grant is shown separately for each named executive. The vesting schedule for each outstanding award is shown following this table, based on the option or stock award grant date. For additional information about the stock option and stock awards, see the description of equity incentive compensation in the Compensation Discussion and Analysis on page 26.

Option Awards						Stock Awards
Name of Executive	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested[1]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[1]
Immelt						7/3/1989	60,000	$1,097,400
						12/20/1991	72,000	1,316,880
						6/23/1995	75,000	1,371,750
						6/26/1998	112,500	2,057,625
						11/24/2000	150,000	2,743,500
	7/26/2001	800,000	0	$43.75	7/26/2011
	9/26/2001	400,000	0	35.48	9/26/2011
	9/13/2002	1,000,000	0	27.05	9/13/2012
						9/8/2006			250,000	[2]	$4,572,500
						11/2/2007			150,000		2,743,500
						12/11/2008			150,000		2,743,500
						12/31/2009			150,000		2,743,500
	3/4/2010	0	2,000,000	16.11	3/4/2020
Sherin						12/20/1996	30,000	$548,700
						6/26/1998	45,000	823,050
						7/29/1999	30,000	548,700
						6/2/2000	30,000	548,700
	7/26/2001	225,000	0	$43.75	7/26/2011
						9/10/2001	25,000	457,250
	9/26/2001	112,500	0	35.48	9/26/2011
	9/13/2002	350,000	0	27.05	9/13/2012
	9/12/2003	240,000	0	31.53	9/12/2013
						9/12/2003	62,500	1,143,125
	9/17/2004	270,000	0	34.22	9/17/2014
	9/16/2005	300,000	0	34.47	9/16/2015
						9/8/2006	41,667	762,089
	9/8/2006	200,000	50,000	34.01	9/8/2016
						9/7/2007	36,668	670,658
	9/7/2007	165,000	110,000	38.75	9/7/2017
						6/5/2008	60,000	1,097,400
						9/9/2008	60,000	1,097,400
	9/9/2008	120,000	180,000	28.12	9/9/2018
	3/12/2009	200,000	800,000	9.57	3/12/2019
	7/23/2009	160,000	640,000	11.95	7/23/2019
	6/10/2010	0	1,000,000	15.68	6/10/2020

Option Awards						Stock Awards
Name of Executive	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested[1]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[1]
Krenicki						6/26/1998	5,000	$91,450
						7/29/1999	5,000	91,450
						6/22/2000	6,667	121,939
	7/26/2001	60,000	0	$43.75	7/26/2011
						9/10/2001	6,667	121,939
	9/26/2001	30,000	0	35.48	9/26/2011
	9/13/2002	100,000	0	27.05	9/13/2012
						9/12/2003	25,000	457,250
	9/12/2003	90,000	0	31.53	9/12/2013
	9/17/2004	120,000	0	34.22	9/17/2014
	9/16/2005	150,000	0	34.47	9/16/2015
						7/27/2006	37,500	685,875
	9/8/2006	110,000	27,500	34.01	9/8/2016
						9/8/2006	22,917	419,152
						7/26/2007	20,000	365,800
						9/7/2007	21,000	384,090
	9/7/2007	94,500	63,000	38.75	9/7/2017
						6/5/2008	30,000	548,700
	9/9/2008	90,000	135,000	28.12	9/9/2018
						9/9/2008	45,000	823,050
	3/12/2009	180,000	720,000	9.57	3/12/2019
	7/23/2009	160,000	640,000	11.95	7/23/2019
	6/10/2010	0	1,000,000	15.68	6/10/2020
Neal						6/24/1994	60,000	$1,097,400
						6/23/1995	75,000	1,371,750
						6/26/1998	45,000	823,050
						7/29/1999	30,000	548,700
						6/22/2000	30,000	548,700
						7/27/2000	7,500	137,175
	7/26/2001	160,000	0	$43.75	7/26/2011
	9/26/2001	80,000	0	35.48	9/26/2011
	9/13/2002	250,000	0	27.05	9/13/2012
	9/12/2003	180,000	0	31.53	9/12/2013
						9/12/2003	37,500	685,875
	9/17/2004	210,000	0	34.22	9/17/2014
						7/1/2005	100,000	1,829,000
	9/16/2005	240,000	0	34.47	9/16/2015
						9/8/2006	41,667	762,089
	9/8/2006	200,000	50,000	34.01	9/8/2016
	9/7/2007	165,000	110,000	38.75	9/7/2017
						9/7/2007	36,668	670,658
						9/9/2008	60,000	1,097,400
	9/9/2008	120,000	180,000	28.12	9/9/2018
	3/12/2009	200,000	800,000	9.57	3/12/2019
	7/23/2009	160,000	640,000	11.95	7/23/2019
	6/10/2010	0	1,000,000	15.68	6/10/2020

Option Awards						Stock Awards
Name of Executive	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested[1]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[1]
Rice						6/23/1995	45,000	$823,050
						6/26/1998	60,000	1,097,400
						7/29/1999	30,000	548,700
						7/27/2000	30,000	548,700
	7/26/2001	225,000	0	$43.75	7/26/2011
						9/10/2001	25,000	457,250
	9/26/2001	112,500	0	35.48	9/26/2011
	9/13/2002	350,000	0	27.05	9/13/2012
						9/12/2003	62,500	1,143,125
	9/12/2003	240,000	0	31.53	9/12/2013
	9/17/2004	270,000	0	34.22	9/17/2014
						7/1/2005	100,000	1,829,000
	9/16/2005	300,000	0	34.47	9/16/2015
						9/8/2006	41,667	762,089
	9/8/2006	200,000	50,000	34.01	9/8/2016
	9/7/2007	165,000	110,000	38.75	9/7/2017
						9/7/2007	36,668	670,658
						9/9/2008	60,000	1,097,400
	9/9/2008	120,000	180,000	28.12	9/9/2018
	3/12/2009	200,000	800,000	9.57	3/12/2019
	7/23/2009	160,000	640,000	11.95	7/23/2019
	6/10/2010	0	1,000,000	15.68	6/10/2020

1    The market value of the stock awards and the equity incentive plan awards represents the product of the closing price of GE stock as of December 31, 2010, which was $18.29, and the number of shares underlying each such award. The market value for the equity incentive plan awards, representing PSUs, also assumes the satisfaction of both the cumulative total shareowner return condition and the average cash from operating activities condition as of December 31, 2010.

2    Additional information on the actual value realized by Mr. Immelt on this award is in the Compensation Discussion and Analysis on page 22.

Option Awards Vesting Schedule

The table below shows the vesting schedule of unexercisable options reported in the “Number of Securities Underlying Unexercised Options Unexercisable” column of the table above. The stock options vest on the anniversary of the grant date in the years shown in the table below.

Grant Date	Vesting Schedule
9/8/2006	100% vests in 2011
9/7/2007	50% vests in 2011 and 2012
9/9/2008	33% vests in 2011, 2012 and 2013
3/12/2009	25% vests in 2011, 2012, 2013 and 2014
7/23/2009	25% vests in 2011, 2012, 2013 and 2014
3/4/2010	50% vests in 2013 and 2015
6/10/2010	20% vests in 2011, 2012, 2013, 2014 and 2015

Stock Awards Vesting Schedule

The table below shows the vesting schedule of stock awards that have not vested reported in the “Stock Awards” columns of the table above. The stock awards vest on the anniversary of the grant date in the years shown in the table below.

Grant Date	Name of Executive	Vesting Schedule
7/3/1989	Immelt	100% vests in 2021
12/20/1991	Immelt	100% vests in 2021
6/24/1994	Neal	100% vests in 2018
6/23/1995	Neal	100% vests in 2018
6/23/1995	Immelt, Rice	100% vests in 2021
12/20/1996	Sherin	100% vests in 2023
6/26/1998	Krenicki	100% vests in 2011
6/26/1998	Neal	100% vests in 2018
6/26/1998	Immelt, Rice	100% vests in 2021
6/26/1998	Sherin	100% vests in 2023
7/29/1999	Krenicki	100% vests in 2011
7/29/1999	Neal	100% vests in 2018
7/29/1999	Rice	100% vests in 2021
7/29/1999	Sherin	100% vests in 2023
6/2/2000	Sherin	100% vests in 2023
6/22/2000	Krenicki	100% vests in 2011
6/22/2000	Neal	100% vests in 2018
7/27/2000	Neal	100% vests in 2018
7/27/2000	Rice	100% vests in 2021
11/24/2000	Immelt	100% vests in 2021
9/10/2001	Krenicki	100% vests in 2011
9/10/2001	Rice	100% vests in 2021
9/10/2001	Sherin	100% vests in 2023
9/12/2003	Krenicki	25% vests in 2011 and 75% vests in 2013
9/12/2003	Neal	50% vests in 2013 and 2018
9/12/2003	Rice	50% vests in 2013 and 2021
9/12/2003	Sherin	50% vests in 2013 and 2023
7/1/2005	Neal, Rice	50% vests in 2015 and 2016
7/27/2006	Krenicki	33% vests in 2011, 2013 and 2016
9/8/2006	Immelt, Krenicki, Neal, Rice, Sherin	100% vests in 2011
7/26/2007	Krenicki	50% vests in 2011 and 2012
9/7/2007	Krenicki, Neal, Rice, Sherin	50% vests in 2011 and 2012
11/2/2007	Immelt	100% vests in 2012
6/5/2008	Krenicki, Sherin	33% vests in 2011, 2012 and 2013
9/9/2008	Krenicki, Neal, Rice, Sherin	33% vests in 2011, 2012 and 2013
12/11/2008	Immelt	100% vests in 2014
12/31/2009	Immelt	100% vests in 2015

2010 Option Exercises and Stock Vested

The following table provides information for the named executives on the number of shares acquired upon the vesting of stock awards in the form of RSUs and PSUs and the value realized at such time, each before payment of any applicable withholding tax and brokerage commission. None of the named executives exercised options during 2010. Mr. Immelt retained all of the shares he acquired upon the vesting of PSUs after payment of taxes. He has not sold any of the shares he acquired upon the exercise of stock options or received upon the vesting of RSUs or PSUs since he became our CEO in 2001 and is committed to continue this practice as long as he serves as our CEO.

	Stock Awards
Name of Executive	Number of Shares Acquired on Vesting	Value Realized on Vesting
Immelt	125,000	$1,933,125
Sherin	91,667	1,453,697
Krenicki	91,751	1,554,187
Neal	115,000	1,739,475
Rice	121,667	1,847,547

The following table provides additional information for each transaction with respect to shares acquired upon the vesting of stock awards in the form of PSUs for Mr. Immelt, and in the form of RSUs for our other named executives.

Name of Executive	Vesting Date	Market Price[1,2]	Number of Shares Acquired on Vesting	Value Realized on Vesting[2]
Immelt	2/12/2010	$15.47	125,000	$1,933,125
Sherin	6/5/2010	$15.68	20,000	$313,650
	9/7/2010	15.36	18,333	281,503
	9/9/2010	15.91	20,000	318,200
	9/16/2010	16.21	33,334	540,344
Krenicki	5/1/2010	$19.20	5,000	$96,000
	5/1/2010	19.20	5,000	96,000
	5/1/2010	19.20	6,667	128,006
	5/1/2010	19.20	6,667	128,006
	5/1/2010	19.20	6,250	120,000
	6/5/2010	15.68	10,000	156,825
	7/26/2010	15.93	10,000	159,300
	9/7/2010	15.36	10,500	161,228
	9/9/2010	15.91	15,000	238,650
	9/16/2010	16.21	16,667	270,172
Neal	7/1/2010	$14.15	50,000	$707,500
	9/7/2010	15.36	18,333	281,503
	9/9/2010	15.91	20,000	318,200
	9/16/2010	16.21	26,667	432,272
Rice	7/1/2010	$14.15	50,000	$707,500
	9/7/2010	15.36	18,333	281,503
	9/9/2010	15.91	20,000	318,200
	9/16/2010	16.21	33,334	540,344
[1]	Represents the average of the high and low GE stock price on the vesting date.
[2]	Market Price and Value Realized on Vesting reflects rounding.

2010 Pension Benefits

The table below sets forth information on the pension benefits for the named executives under each of the following pension plans:

•

GE Pension Plan. The GE Pension Plan is a funded and tax-qualified retirement program that covers eligible employees. As applicable to the named executives, the plan provides benefits based primarily on a formula that takes into account the named executive’s earnings for each fiscal year. Since 1989, the formula provides an annual benefit accrual equal to 1.45% of the named executive’s earnings for the year up to “covered compensation” and 1.9% of his earnings for the year in excess of “covered compensation.” “Covered compensation” is $40,000 for 2010 and has varied over the years based in part on changes in the average of the Social Security taxable wage bases. The named executive’s annual earnings taken into account under this formula include base salary and up to one-half of his bonus payments, but may not exceed an IRS-prescribed limit applicable to tax-qualified plans ($245,000 for 2010). As a result, for service in 2010, the maximum incremental annual benefit a named executive could have earned toward his total pension payments under this formula was $4,475.00 ($372.92 per month), payable after retirement, as described below. Over the years, we have made special one-time adjustments to this plan that increased eligible participants’ pensions (the last adjustment was made in 2007).

The accumulated benefit an employee earns over his or her career with the company is payable starting after retirement on a monthly basis for life with a guaranteed minimum term of five years. The normal retirement age as defined in this plan is 65. For employees who commenced service prior to 2005, including the named executives, retirement may occur at age 60 without any reduction in benefits. Employees vest in the GE Pension Plan after five years of qualifying service. In addition, the plan provides for Social Security supplements and spousal joint and survivor annuity options and requires employee contributions.

Section 415 of the Internal Revenue Code limits the benefits payable under the GE Pension Plan. For 2010, the maximum single life annuity a named executive could receive under these limits would be $195,000 per year. This ceiling is actuarially adjusted in accordance with IRS rules to reflect employee contributions, actual forms of distribution and actual retirement dates.

•

GE Supplementary Pension Plan. The company offers the GE Supplementary Pension Plan to nearly 3,200 eligible employees in the executive-band and above, including the named executives, to provide for retirement benefits above amounts available under the company’s tax-qualified and other pension programs. The Supplementary Pension Plan is unfunded and not qualified for tax purposes. An employee’s annual supplementary pension, when combined with certain amounts payable under the company’s tax-qualified and other pension programs and Social Security, will equal 1.75% of the employee’s “earnings credited for retirement benefits” multiplied by the number of the employee’s years of credited service, up to a maximum of 60% of such earnings credited for retirement benefits. The “earnings credited for retirement benefits” are the employee’s average annual compensation (base salary and bonus) for the highest 36 consecutive months out of the last 120 months prior to retirement. Employees are generally not eligible for benefits under the Supplementary Pension Plan if they leave the company prior to reaching age 60. The normal retirement age as defined in this plan is 65. For employees who commenced service prior to 2005, including the named executives, retirement may occur at age 60 without any reduction in benefits. The Supplementary Pension Plan provides for spousal joint and survivor annuities. Benefits under this plan are only available to retirees as monthly payments and cannot be received in a lump sum.

•

GE Excess Benefits Plan. The company offers the GE Excess Benefits Plan to employees whose benefits under the GE Pension Plan are limited by Section 415 of the Internal Revenue Code. The GE Excess Benefits Plan is unfunded and not qualified for tax purposes. Benefits payable under this program are equal to the excess of (1) the amount that would be payable in accordance with the terms of the GE Pension Plan disregarding the limitations imposed pursuant to Section 415 of the Internal Revenue Code over (2) the pension actually payable under the GE Pension Plan taking such Section 415 limitations into account. Benefits under the Excess Benefits Plan for the named executives are generally payable at the same time and in the same manner as the GE Pension Plan benefits. There were no accruals under this plan in 2010, and the company expects only insignificant accruals, if any, under this plan in future years.

The amounts reported in the table below equal the present value of the accumulated benefit at December 31, 2010, for the named executives under each plan based upon the assumptions described in note 2 below.

Name of Executive	Plan Name	Number of Years Credited Service[1]	Present Value of Accumulated Benefit[2]
Immelt	GE Pension Plan	28.532	$1,069,687
	GE Supplementary Pension Plan	28.532	36,768,705
	GE Excess Benefits Plan	28.532	1,204
Sherin	GE Pension Plan	29.425	$962,035
	GE Supplementary Pension Plan	29.425	18,454,097
	GE Excess Benefits Plan	29.425	0
Krenicki	GE Pension Plan	26.538	$596,856
	GE Supplementary Pension Plan	26.538	12,042,116
	GE Excess Benefits Plan	26.538	0
Neal	GE Pension Plan	31.233	$1,358,832
	GE Supplementary Pension Plan	31.233	29,815,116
	GE Excess Benefits Plan	31.233	4,435
Rice	GE Pension Plan	32.390	$1,114,212
	GE Supplementary Pension Plan	32.390	24,436,655
	GE Excess Benefits Plan	32.390	0

1    The company does not have a policy for granting extra pension service but has done so under the GE Supplementary Pension Plan only in exceptional situations. However, no such extra pension service has been granted to any of the named executives.

2    The accumulated benefit is based on service and earnings (base salary and bonus, as described above) considered by the plans for the period through December 31, 2010. It includes the value of contributions made by the named executives throughout their careers. The present value has been calculated assuming the named executives will remain in service until age 60, the age at which retirement may occur without any reduction in benefits, and that the benefit is payable under the available forms of annuity consistent with the assumptions as described in note 12 of the GE financial statements in the Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the SEC. As described in such note, the discount rate assumption is 5.28%. Although illustration of a present value is required under SEC rules, the named executives are not entitled to receive the present values of their accumulated benefits shown above in a lump sum. The post-retirement mortality assumption used for present value calculations is the RP-2000 mortality table projected to 2024.

2010 Nonqualified Deferred Compensation

The table below provides information on the nonqualified deferred compensation of the named executives in 2010, including:

•

Deferral of bonus. Executive-band and above employees, including the named executives, are able to defer all or a portion of their bonus payments in either: (1) GE stock (GE Stock Units), (2) an index based on the S&P 500 (the S&P 500 Index Units), or (3) cash units. The participants may change their election among these options four times a year. If a participant elects either to defer bonus payments in GE Stock Units or the S&P 500 Index Units, the company credits a number of such units to the participant’s Deferred Incentive Compensation account based on the respective average price of GE stock and the S&P 500 Index for the 20 trading days preceding the date the Board approves the company’s total bonus allotment.

Deferred cash units earn interest income on the daily outstanding balance in the account based on the prior calendar month’s average yield for U.S. Treasury Notes and Bonds issued with maturities of 10 and 20 years. The interest income does not constitute an “above-market interest rate” as defined by the SEC and is credited to the participant’s account monthly. Deferred GE Stock Units and S&P 500 Index Units earn dividend equivalent income on such units held as of the start of trading on the NYSE ex-dividend date equal to: (1) for GE Stock Units, the quarterly dividend declared by the GE Board, or (2) for S&P 500 Index Units, the quarterly dividend as declared by Standard & Poor’s for the S&P 500 Index for the preceding calendar quarter. Participants are permitted to receive their deferred compensation balance upon termination of employment either through a lump sum payment or in annual installments over 10 to 20 years.

•

Deferral of salary. Executive-band and above employees are able to defer their salary payments under executive deferred salary plans. These plans have been offered periodically and are available to approximately 3,200 eligible employees in the executive-band and above. Individuals who are named executives at the time a deferred salary plan is initiated are not offered the opportunity to participate. The deferred salary plans pay accrued interest, including an above-market interest rate as defined by the SEC, ranging from 6.0% to 14%, compounded annually. Early termination before the end of the five-year vesting period will result in a payout of the deferred amount with no interest income paid, with exceptions for events such as retirement, death and disability. With respect to distributions under all deferred salary plans, participants were provided an election to receive either a lump sum payment or 10 to 20 annual installments.

•

Deferral of long-term performance awards. The long-term performance awards for the 1994 to 1996 performance period, which were paid out in 1997, permitted the participating executives to defer some or all of a portion of the payout into GE Stock Units. The terms of this deferral with respect to credits earned and dividend income are similar to the bonus deferral described above. Of the named executives, only Mr. Neal participated in this deferral.

The company makes all decisions with respect to the measures for calculating interest or other earnings on the nonqualified deferred compensation plans. The named executives cannot withdraw any amounts from their deferred compensation balances until they either leave or retire from the company. For 2010, there were no matching contributions by the company. In addition, no withdrawals or distributions were made in 2010.

Name of Executive	Type of Deferred Compensation Plan	Executive Contributions in Last Fiscal Year[1]	Aggregate Earnings in Last Fiscal Year[1,2]	Aggregate Balance at Last Fiscal Year- End[3]
Immelt	Deferred bonus plans	$0	$308,718	$1,734,762
	Deferred salary plans	—	342,906	3,189,027
Sherin	Deferred bonus plans	$0	$52,989	$456,588
	Deferred salary plans	—	238,509	2,504,785
Krenicki	Deferred bonus plans	$0	$153,832	$852,796
	Deferred salary plans	—	175,119	1,906,021
Neal	Deferred bonus plans	$0	$234,479	$1,528,866
	Deferred salary plans	—	304,146	2,850,027
	Deferred long-term performance awards	—	348,136	1,802,890
Rice	Deferred bonus plans	$1,417,500	$1,181,330	$9,832,614
	Deferred salary plans	—	323,663	3,514,411

1    The amounts reported are limited to deferred compensation contributed or earned during 2010. They do not include any amounts reported as part of 2010 compensation in the 2010 Summary Compensation table on page 30, which were credited to the named executive’s deferred account plan, if any, in 2011, and are described in the notes to that table.

2    Reflects earnings on each type of deferred compensation listed in this section. The earnings on deferred bonus payments and deferred long-term performance awards are calculated based on: (1) the total number of deferred units in the account multiplied by the GE stock or S&P 500 Index price as of December 31, 2010, less (2) the total number of deferred units in the account multiplied by the GE stock or S&P 500 Index price as of December 31, 2009 and named executive contributions during the year. The earnings on the executive deferred salary plans are calculated based on the total amount of interest earned. See the 2010 Summary Compensation table on page 30 for the above-market portion of those interest earnings in 2010.

3    The fiscal year-end balance reported for the deferred bonus plans includes the following amounts that were previously reported in the 2010 Summary Compensation table as compensation for 2008 or 2009: Immelt ($0), Sherin ($0), Krenicki ($0), Neal ($0), and Rice ($0). The fiscal year-end balance reported for the deferred salary plans includes the following amounts that were previously reported in the 2010 Summary Compensation table as compensation for 2008 or 2009: Immelt ($185,827), Sherin ($139,105), Krenicki ($54,585), Neal ($156,302), and Rice ($217,353). None of the fiscal year-end balances reported for the deferred long-term performance awards were reported in the 2010 Summary Compensation table as 2008 or 2009 compensation.

Potential Payments upon Termination

As described in the Compensation Discussion and Analysis, the named executives do not have employment, severance or change-of-control agreements with the company. The information below describes and quantifies certain compensation that would become payable under existing plans and arrangements if the named executive’s employment had terminated on December 31, 2010, given the named executive’s compensation and service levels as of such date and, if applicable, based on the company’s closing stock price on that date. These benefits are in addition to benefits available generally to salaried employees who joined the company prior to 2005, such as distributions under the GE 401(k) savings plan, subsidized retiree medical benefits, disability benefits and accrued vacation pay.

Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the time during the year of any such event, the company’s stock price and the executive’s age.

Equity Awards. If one of the named executives were to die or become disabled, any unexercisable stock options become exercisable and remain exercisable until their expiration date. In the event of disability, this provision only applies to options that have been held for at least one year. Remaining restrictions on RSUs that were awarded prior to death or disability may lapse immediately in some cases, depending on the terms of the particular award. PSUs are only earned based on achievement of objectives if death or disability occurs before the end of the performance period. In addition, any unvested options or RSUs held for at least one year become fully vested upon retirement at age 60 or thereafter, but each of the named executives is below the applicable retirement age. For these purposes, “disability” generally means disability resulting in the named executive being unable to perform his job. The following table provides the intrinsic value (that is, the value based upon the company’s stock price, and in the case of stock options minus the exercise price) of equity awards that would become exercisable or vested if the named executive had died or become disabled as of December 31, 2010.

Name of Executive	Upon Death		Upon Disability
	Stock Options	RSUs	Stock Options	RSUs
Immelt	$4,360,000	$8,587,155	$0	$0
Sherin	13,643,600	7,697,072	11,033,600	2,530,147
Krenicki	12,946,000	4,110,696	10,336,000	1,626,292
Neal	13,643,600	9,571,797	11,033,600	2,530,147
Rice	13,643,600	8,977,372	11,033,600	2,530,147

Deferred Compensation. The named executives are entitled to receive the amount in their deferred compensation accounts in the event of termination of employment. The account balances continue to be credited with increases or decreases reflecting changes in the value of the GE Stock Units or S&P 500 Index Units and to accrue interest income or dividend payments, as applicable, between the termination event and the date that distributions are made. Therefore, amounts received by the named executives will differ from those shown in the 2010 Nonqualified Deferred Compensation table. See the narrative accompanying that table for information on the available types of distribution under each deferral plan.

Pension Benefits. 2010 Pension Benefits beginning on page 39 describes the general terms of each pension plan in which the named executives participate, the years of credited service and the present value of each named executive’s accumulated pension benefit, assuming payment begins at age 60. The table below provides the pension benefits that would have become payable if the named executives had died, become disabled or voluntarily terminated as of December 31, 2010.

•

In the event of death before retirement, the surviving spouse may receive a benefit based upon the accrued pension benefits under the GE Pension Plan and GE Excess Benefits Plan either: (1) in the form of an annuity as if the named executive had retired and elected the spousal 50% joint and survivor annuity option prior to death, or (2) as an immediate lump sum payment based on five years of pension distributions. The surviving spouse may also receive a lump sum payment under the GE Supplementary Pension Plan based on the greater of the value of: (1) the 50% survivor annuity that the spouse would have received under that plan if the named executive had retired and elected the spousal 50% joint and survivor annuity option prior to death, or (2) five years of pension distributions under that plan. The amounts payable depend on several factors, including employee contributions and the ages of the named executive and the surviving spouse. The survivors of each of the named executives who are at least age 50 as of December 31, 2010 would be entitled to receive any annuity distributions promptly following death. Any annuity payable to the surviving spouse of Mr. Krenicki would be payable when he would have turned 60.

•

In the event a disability occurs before retirement, the named executive may receive an annuity payment of accrued pension benefits, payable immediately and reduced for commencement before age 60. The amount of disability payment will also vary depending on a variety of factors.

The table below shows, for the named executives, the lump sum payable to the surviving spouse in the case of the named executive’s death on December 31, 2010. It also reflects the annual annuity payment payable: (1) for the life of the surviving spouse in the case of the named executive’s death on December 31, 2010, (2) as a 50% joint and survivor annuity to the named executive in the case of disability on December 31, 2010, and (3) as a 50% joint and survivor annuity to the named executive payable after age 60 upon voluntary termination on December 31, 2010. The annuity payments upon voluntary termination do not include any payments under the GE Supplementary Pension Plan because it is forfeited upon voluntary termination before age 60. Payments would be made on a monthly basis.

Name of Executive	Lump Sum upon Death	Annual Annuity upon Death	Annual Annuity upon Disability	Annual Annuity Payable at Age 60 after Voluntary Termination
Immelt	$28,148,531	$50,885	$3,114,325	$97,671
Sherin	18,334,976	49,508	1,837,801	100,980
Krenicki	7,795,554	37,669	1,450,271	74,583
Neal	22,167,508	56,986	2,297,241	107,837
Rice	22,362,896	52,252	2,150,299	105,514

Life Insurance Benefits. For a description of the supplemental life insurance plans that provide coverage to the named executives, see the 2010 All Other Compensation table on page 31. If the named executives had died on December 31, 2010, the survivors of Messrs. Immelt, Sherin, Krenicki, Neal and Rice would have received $11,173,726, $13,212,264, $11,163,046, $13,569,968 and $13,439,968, respectively, under this arrangement. The company would continue to pay the premiums in the event of a disability until such time as the policy is fully funded.

2010 Non-management Directors’ Compensation

The current compensation and benefit program for non-management directors has been in effect since 2003 and is designed to achieve the following goals: compensation should fairly pay directors for work required for a company of GE’s size and scope; compensation should align directors’ interests with the long-term interests of shareowners; and the structure of the compensation should be simple, transparent and easy for shareowners to understand. The company reviews director compensation every year. The table below on non-management directors’ compensation includes the following compensation elements:

Annual Compensation. In 2010, annual compensation of $250,000 was paid to each non-management director in four installments following the end of each quarter of service, 40% (or $100,000) in cash and 60% (or $150,000) in deferred stock units (DSUs). There are no meeting fees. Non-management directors have the option of deferring some or all of their cash compensation in DSUs. Each DSU is equal in value to a share of GE stock and is fully vested upon grant, but does not have voting rights. DSUs accumulate quarterly dividend equivalent payments, which are reinvested into additional DSUs. The DSUs will be paid out in cash to non-management directors beginning one year after they leave the Board. Directors may elect to take their DSU payments as a lump sum or in payments spread out for up to ten years.

Audit Committee Compensation and MDCC Compensation. Additional compensation, equal to 10% of the $250,000 annual compensation, was paid to directors serving on the Audit Committee and the MDCC due to the workload and broad-based responsibilities of these two committees. Directors serving on both committees received additional compensation equal to 20% of their annual compensation. This additional compensation was paid in the same 40%/60% proportion between cash and DSUs, respectively, and was payable in the same manner as the annual compensation.

All Other Compensation. The column below showing “All Other Compensation” includes the following items:

1.    Executive Products and Lighting Program. Non-management directors participate in our Executive Products and Lighting Program on the same basis as our named executives. Under this program, upon their request, directors can receive GE appliances or other products. Incremental cost is calculated based on the fair market value of the products received.

2.    Matching Gifts Program. Non-management directors may participate in the GE Foundation’s Matching Gifts Program on the same terms as GE’s executive officers. Under the GE Foundation’s regular Matching Gifts Program, the GE Foundation matches up to $50,000 a year in contributions by any employee, retiree or director to approved charitable organizations.

In addition, for 2010 the GE Foundation offered: (1) a special one-year Haiti relief Matching Gifts Program that matched up to $50,000 in contributions by any employee, retiree or director earmarked for disaster relief relating to the January 2010 earthquake in Haiti, and (2) a temporary ceiling increase of $25,000 for any employee, retiree or director donating to eligible food and shelter organizations in 2010. The matching gift program amounts shown in note 3 of the table below represent all company matches registered by the director with the company in 2010.

3.    Charitable Award Program. GE maintains a plan that permits each director to designate up to five charitable organizations (excluding a director’s private foundation) to share in a $1 million contribution to be made by the company upon the director’s termination of service. The company will fund the contribution from corporate assets upon such termination. To avoid any appearance that a director might be unduly influenced by the prospect of receiving this benefit at retirement, the award vests upon the commencement of Board service.

4.    Incidental Board Meeting Expenses. The company occasionally provides travel and sponsors activities for spouses or other guests of the directors in connection with Board meetings.

Directors who are company employees do not receive any compensation for their services as directors.

Name of Director	Fees Earned Or Paid in Cash[1]	Stock Awards[2]	All Other Compensation[3]	Total
W. Geoffrey Beattie	$0	$275,628	$6,758	$282,386
James I. Cash, Jr.	120,000	180,411	9,690	310,101
William M. Castell	100,000	150,342	26,200	276,542
Ann M. Fudge	100,000	150,342	28,200	278,542
Susan Hockfield	100,000	150,342	48,200	298,542
Andrea Jung	110,000	165,377	57,135	332,512
Alan G. Lafley	50,000	176,246	56,200	282,446
Robert W. Lane	60,000	211,495	7,686	279,181
Ralph S. Larsen	0	275,628	2,901	278,529
Rochelle B. Lazarus	0	250,571	58,169	308,740
James J. Mulva	0	275,628	75,000	350,628
Sam Nunn	0	275,628	39,177	314,805
Roger S. Penske	0	250,571	56,200	306,771
Robert J. Swieringa	44,000	231,527	57,200	332,727
James A. Tisch	25,000	76,560	50,090	151,650
Douglas A. Warner III	120,000	180,411	56,840	357,251

1    This column reports the amount of cash compensation received for 2010 Board and committee service.

2    This column represents the dollar amounts of the aggregate grant date fair value of DSUs granted in 2010 in accordance with SEC rules. This column includes amounts that the following directors deferred into DSUs in lieu of all or a part of their cash compensation in 2010: Mr. Beattie ($110,000), Mr. Lafley ($25,000), Mr. Lane ($30,000), Mr. Larsen ($110,000), Ms. Lazarus ($100,000), Mr. Mulva ($110,000), Mr. Nunn ($110,000), Mr. Penske ($100,000), and Dr. Swieringa ($66,000). The grants of DSUs are made following each quarter of service, and the grant date fair value at the time of grant is the number of DSUs multiplied by the closing price of GE stock on the date of grant, which was $18.20, $14.42, $16.25 and $18.29 on March 31, 2010, June 30, 2010, September 30, 2010 and December 31, 2010, respectively. The directors had the following aggregate number of DSUs outstanding at 2010 fiscal year end: Mr. Beattie (27,081), Dr. Cash (70,639), Mr. Castell (36,159), Ms. Fudge (87,753), Dr. Hockfield (32,360), Ms. Jung (76,895), Mr. Lafley (91,975), Mr. Lane (71,906), Mr. Larsen (105,321), Ms. Lazarus (108,416), Mr. Mulva (45,389), Mr. Nunn (139,794), Mr. Penske (159,386), Dr. Swieringa (90,156), Mr. Tisch (4,445), and Mr. Warner (74,945). The following directors had the following aggregate number of outstanding options at 2010 fiscal year end: Dr. Cash (36,000), Ms. Fudge (36,000), Ms. Jung (36,000), Ms. Lazarus (36,000), Mr. Nunn (36,000), Mr. Penske (36,000), and Mr. Warner (36,000). We ceased granting stock options to directors in 2002. At 2010 year end, Mr. Castell had 200,000 stock options outstanding, which were previously granted to him as an executive of the company.

3    The following table provides more information on the type and amount of items included in All Other Compensation.

Name of Director	Executive Products Program	Lighting Program	Matching Gifts Program	Incidental Board Meeting Expenses	Total
W. Geoffrey Beattie	$0	$558	$0	$6,200	$6,758
James I. Cash, Jr.	0	336	9,354	0	9,690
William M. Castell	0	0	20,000	6,200	26,200
Ann M. Fudge	0	0	22,000	6,200	28,200
Susan Hockfield	0	0	42,000	6,200	48,200
Andrea Jung	935	0	50,000	6,200	57,135
Alan G. Lafley	0	0	50,000	6,200	56,200
Robert W. Lane	1,486	0	0	6,200	7,686
Ralph S. Larsen	2,901	0	0	0	2,901
Rochelle B. Lazarus	1,969	0	50,000	6,200	58,169
James J. Mulva	0	0	75,000	0	75,000
Sam Nunn	8,538	164	24,275	6,200	39,177
Roger S. Penske	0	0	50,000	6,200	56,200
Robert J. Swieringa	0	0	51,000	6,200	57,200
James A. Tisch	0	90	50,000	0	50,090
Douglas A. Warner III	353	287	50,000	6,200	56,840

No Other Compensation. Non-management directors do not receive any non-equity incentive compensation, hold deferred compensation balances or receive pension benefits. Since 2003, DSUs have been the only equity incentive compensation awarded to the non-management directors.

Share Ownership and Holding Period Requirements. All non-management directors are required to hold at least $500,000 worth of GE stock and/or DSUs while serving as directors of GE. Directors have five years to attain this ownership threshold. All directors are in compliance with this requirement. In addition, like the named executives, the non-management directors are required to hold for at least one year the net shares obtained from exercising stock options after selling sufficient shares to cover the exercise price, taxes and broker commissions.

Insurance. GE has provided liability insurance for its directors and officers since 1968. Ace Bermuda Insurance Ltd., XL Insurance and Alterra Insurance Ltd. are the principal underwriters of the current coverage, which extends until June 11, 2011. The annual cost of this coverage is approximately $11.8 million.

Information on Stock Ownership

The following table includes all GE stock-based holdings, as of December 31, 2010 of our directors and the named executives, our directors and executive officers as a group, and all those known by us to be beneficial owners of more than five percent of our common stock.

Common Stock and Total Stock-Based Holdings
Name	Stock[1]	Total[2]	Name	Stock[1]	Total[2]
W. Geoffrey Beattie[3]	20,903	47,984	Ralph S. Larsen[3]	165,336	270,657
BlackRock, Inc.[4]	553,166,677	553,166,677	Rochelle B. Lazarus[3]	71,608	180,024
James I. Cash, Jr.	53,728	124,367	James J. Mulva[3]	4,105	49,494
William M. Castell	280,273	316,432	Michael A. Neal	2,969,192	6,420,056
Ann M. Fudge	41,761	129,514	Sam Nunn	132,000	271,794
Susan Hockfield	0	32,360	Roger S. Penske	132,000	291,386
Jeffrey R. Immelt[3]	4,079,162	7,270,999	John G. Rice[3]	3,082,227	6,395,918
Andrea Jung[3]	43,519	120,414	Keith S. Sherin[3]	2,760,347	5,973,913
John Krenicki[3]	1,478,492	4,331,599	Robert J. Swieringa	3,763	93,919
Alan G. Lafley[3]	45,509	137,484	James S. Tisch[3]	440,000	444,445
Robert W. Lane	14,500	86,406	Douglas A. Warner III[3]	194,879	269,824
Common stock holdings of all directors and executive officers as a group (26) were 19,288,085[5].

1    This column lists beneficial ownership of voting securities as calculated under SEC rules, including restricted stock held by directors and certain of the named executives over which they have sole voting power but no investment power. Otherwise, except to the extent noted below, each director, named executive or entity has sole voting and investment power over the shares reported. None of the shares are pledged as security by the named person. Standard brokerage accounts may include nonnegotiable provisions regarding set-offs or similar rights. In accordance with SEC rules, this column also includes shares that may be acquired pursuant to stock options that are or will become exercisable within 60 days as follows: Dr. Cash (36,000), Mr. Castell (200,000), Ms. Fudge (36,000), Mr. Immelt (2,200,000), Ms. Jung (36,000), Mr. Krenicki (1,184,500), Ms. Lazarus (36,000), Mr. Neal (1,965,000), Mr. Nunn (36,000), Mr. Penske (36,000), Mr. Rice (2,342,500), Mr. Sherin (2,342,500), and Mr. Warner (36,000). No director or named executive owns more than one-tenth of one percent of the total outstanding shares. BlackRock, Inc. owns 5.19% of the total outstanding shares.

2    This column shows the individual’s total GE stock-based holdings, including the voting securities shown in the “Stock” column (as described in note 1), plus non-voting interests, including, as appropriate, PSUs, RSUs, DSUs, deferred compensation accounted for as units of GE stock and stock options which will not vest or become exercisable within 60 days.

3    Both columns include the following numbers of shares over which the identified director or named executive has shared voting and investment power through family trusts or other accounts but as to which he or she disclaims beneficial ownership: Mr. Beattie (20,903), Mr. Immelt (256,029), Ms. Jung (69), Mr. Krenicki (198,515), Mr. Lafley (18,446), Mr. Larsen (164,500), Ms. Lazarus (5,300), Mr. Mulva (3,595), Mr. Rice (780), Mr. Sherin (340,193), Mr. Tisch (440,000), and Mr. Warner (1,200).

4    Represents 553,166,677 shares beneficially owned by BlackRock, Inc., 40 East 52nd Street, New York, NY 10022. The foregoing information is based solely on a Schedule 13G filed by BlackRock, Inc. with the SEC on February 4, 2011.

5    Includes: (1) 12,967,500 shares that may be acquired pursuant to vested stock options, (2) 1,496,731 shares over which there is shared voting and investment power, and (3) 60,000 shares over which there is sole voting power but no investment power. The directors and executive officers as a group do not own more than one percent of the total outstanding shares.

Related Person Transactions

Review and Approval of Related Person Transactions. We review relationships and transactions in which the company and our directors and executive officers or their immediate family members are participants to determine whether such related persons have a direct or indirect material interest. The company’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to a related person where the amount involved exceeds $120,000 are disclosed in this proxy statement. In addition, the NCGC reviews and approves or ratifies any related person transaction that is required to be disclosed. As set forth in the NCGC’s key practices, which are in writing and which are available on GE’s website at www.ge.com/pdf/company/governance/board/ge_nominating_committee_key_practices.pdf, in the course of its review and approval or ratification of a disclosable related person transaction, the committee considers:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to the company;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the company; and

•	any other matters the committee deems appropriate.

Any member of the NCGC who is a related person with respect to a transaction under review may not participate in the deliberations or vote for approval or ratification of the transaction, provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.

Related Person Transactions. Mr. Penske has a direct financial interest in and controls Penske Corporation (PC), which is privately held. Penske Truck Leasing Corporation (PTLC), an indirect subsidiary of PC, is the general partner of Penske Truck Leasing Co., L.P. (Truck Leasing, L.P.). PTLC and Penske Automotive Group, Inc., also an affiliate of PC, currently own 50.1% of the partnership interests in Truck Leasing, L.P. GE Capital and its subsidiaries own the remaining 49.9% interest in Truck Leasing, L.P.

GE Capital and its subsidiaries extend working capital, equipment and acquisition loans and guarantees to Truck Leasing, L.P. and its subsidiaries, and those totaled approximately $5.4 billion as of December 31, 2010. The largest aggregate principal amount outstanding during 2010 did not exceed $5.6 billion. Interest rates, which are based on loan duration and currency, ranged from 0.19% to 6.32% in 2010. GE Capital and its subsidiaries provide this funding under facilities which mature by 2018 under terms and conditions which are the same as or no less favorable than those extended to GE Capital’s wholly owned operating subsidiaries.

In addition, various GE businesses have arm’s-length commercial dealings with Penske entities, none of which is material individually or in the aggregate.

Audit Committee Report

The Audit Committee reviews GE’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. KPMG LLP (KPMG), our company’s independent auditor for 2010, is responsible for expressing opinions on the conformity of the company’s audited financial statements with generally accepted accounting principles and on the company’s internal control over financial reporting.

In this context, the committee has reviewed and discussed with management and KPMG the audited financial statements for the year ended December 31, 2010 and KPMG’s evaluation of the company’s internal control over financial reporting. The committee has discussed with KPMG the matters that are required to be discussed under Public Company Accounting Oversight Board standards. KPMG has provided to the committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the committee has discussed with KPMG that firm’s independence. The committee has concluded that KPMG’s provision of audit and non-audit services to GE and its affiliates is compatible with KPMG’s independence.

Based on the review and discussions referred to above, the committee recommended to our Board of Directors that the audited financial statements for the year ended December 31, 2010 be included in our Annual Report on Form 10-K for 2010 for filing with the SEC. This report is provided by the following independent directors, who comprise the committee:

Douglas A. Warner III (Chairman)	Robert W. Lane
W. Geoffrey Beattie	James J. Mulva
James I. Cash, Jr.	Robert J. Swieringa

Independent Auditor

On behalf of GE and its affiliates, the Audit Committee retained KPMG to audit our consolidated financial statements and our internal control over financial reporting for 2010. In addition, the Audit Committee retained KPMG, as well as other accounting firms, to provide other auditing and advisory services in 2010. We understand the need for KPMG to maintain objectivity and independence in its audit of our financial statements and our internal control over financial reporting. To minimize relationships that could appear to impair the objectivity of KPMG, our Audit Committee has restricted the non-audit services that KPMG may provide to us. It is the committee’s goal that the fees that the company pays KPMG for non-audit services should not exceed the audit fees paid to KPMG, a goal that the company achieved in 2010 and 2009.

The Audit Committee has also adopted policies and procedures for pre-approving all non-audit work performed by KPMG. Specifically, the committee has pre-approved the use of KPMG for detailed, specific types of services related to: tax compliance and advice; mergers and acquisitions; employee benefit plan audits and reviews; attestation and agreed upon procedures; accounting and reporting matters; and internal control related services. The committee has set a specific annual limit on the amount of non-audit services that the company can obtain from KPMG. It has also required management to obtain specific pre-approval from the committee for any single engagement over $1,000,000 or any services not within the scope of the pre-approved services. The chair of the committee is authorized to pre-approve any audit or non-audit service on behalf of the committee, provided such decisions are presented to the full committee at its next regularly scheduled meeting.

The aggregate fees billed by KPMG in 2010 and 2009 for these various services were:

Type of Fees	2010	2009
	(in millions)
Audit Fees	$89.8	$88.8
Audit-Related Fees	9.7	13.3
Tax Fees	9.3	8.0
All Other Fees	0.0	0.0

Total	$108.8	$110.1

In the above table, in accordance with the SEC’s rules, “audit fees” are fees that GE paid to KPMG for the audit of GE’s annual financial statements included in the Annual Report on Form 10-K and review of financial statements included in the Quarterly Reports on Form 10-Q, for the audit of GE’s internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects, and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements. “Audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of GE’s financial statements and internal control over financial reporting, including services in connection with assisting the company in its compliance with its obligations under Section 404 of the Sarbanes-Oxley Act and related regulations. “Audit-related fees” also include merger and acquisition due diligence and audit services and employee benefit plan audits. “Tax fees” are fees for tax compliance, tax advice and tax planning, and “all other fees” are fees for any services not included in the first three categories.

Our Audit Committee has adopted restrictions on our hiring of any KPMG partner, director, manager, staff, advising member of the department of professional practice, reviewing actuary, reviewing tax professional and any other persons having responsibility for providing audit assurance on any aspect of their certification of the company’s financial statements. These restrictions are contained in our Audit Committee key practices, which are published on GE’s website at www.ge.com/pdf/company/governance/board/ge_audit_committee_key_practices.pdf. The committee also requires key KPMG partners assigned to our audit to be rotated at least every five years.

Management Proposals

•	Management Proposal No. 1—Ratification of Selection of Independent Registered Public Accounting Firm

For purposes of determining whether to select KPMG as the independent registered public accounting firm to perform the audit of our financial statements and our internal control over financial reporting for 2011, the Audit Committee conducted a thorough review of KPMG’s performance. KPMG was our independent registered public accounting firm for the year ended December 31, 2010.

KPMG representatives are expected to attend the 2011 Annual Meeting. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate shareowner questions.

We are asking our shareowners to ratify the selection of KPMG as our independent registered public accounting firm. Although ratification is not required by our by-laws or otherwise, the Board is submitting the selection of KPMG to our shareowners for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and our shareowners.

Your Board of Directors recommends a vote FOR the following proposal:

RESOLVED, that the selection by the Audit Committee of the Board of Directors of the firm of KPMG LLP, as independent registered public accounting firm for the company for the year 2011 is hereby ratified.

•	Management Proposal No. 2—Advisory Resolution on Executive Compensation

In accordance with recently adopted Section 14A of the Securities Exchange Act of 1934, we are asking shareowners to approve the following advisory resolution at the 2011 Annual Meeting of Shareowners:

RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.

The Board of Directors recommends a vote FOR this resolution because it believes that the policies and practices described in the Compensation Discussion and Analysis are effective in achieving the company’s goals of rewarding sustained financial and operating performance and leadership excellence, aligning the executives’ long-term interests with those of the shareowners and motivating the executives to remain with the company for long and productive careers. Named executive officer compensation over the past three years reflects amounts of cash and LTPAs consistent with periods of economic stress and lower earnings, and equity incentives aligning with our actions to stabilize the company and to position it for a continued recovery.

We urge shareowners to read the Compensation Discussion and Analysis beginning on page 21 of this proxy statement, as well as the 2010 Summary Compensation table and related compensation tables and narrative, appearing on pages 30 through 43, which provide detailed information on the company’s compensation policies and practices and the compensation of our named executive officers.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board of Directors. Although non-binding, the Board and the MDCC will review and consider the voting results when evaluating our executive compensation program.

Your Board of Directors recommends a vote FOR approval of the Advisory Resolution on Executive Compensation.

•	Management Proposal No. 3—Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

In Proposal Number 2 above, we are asking shareowners to vote on an advisory resolution on executive compensation. Pursuant to recently adopted Section 14A of the Exchange Act, in this Proposal Number 3 we are asking shareowners to vote on whether future advisory votes on executive compensation should occur every year, every two years or every three years. Shareowners will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Shareowners are not voting to approve or disapprove the Board’s recommendation. This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the Board.

The Board understands that there are different views as to what is an appropriate frequency for advisory votes on executive compensation. GE has engaged large and small shareowners on this issue and based on their feedback we believe that a majority of our shareowners would prefer an annual vote. The Board of Directors is therefore recommending that shareowners vote for holding the advisory vote on executive compensation EVERY YEAR.

Your Board of Directors recommends a vote for conducting future advisory votes on executive compensation

EVERY YEAR.

Shareowner Proposals

The following shareowner proposals will be voted on at the 2011 Annual Meeting only if properly presented by or on behalf of the shareowner proponent. Some of the following shareowner proposals contain assertions about GE that we believe are incorrect. We have not attempted to refute all of the inaccuracies. However, the Board of Directors has recommended a vote against each of these proposals for the reasons set forth following each proposal. Share holdings of the various shareowner proponents will be supplied promptly upon oral or written request.

•	Shareowner Proposal No. 1—Cumulative Voting

Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, DC 20037, has notified us that she intends to present the following proposal at this year’s meeting:

RESOLVED: “That the stockholders of GE, assembled in Annual Meeting in person and by proxy, hereby request the Board of Directors to take the necessary steps to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit.”

REASONS: “Many states have mandatory cumulative voting, so do National Banks.”

“In addition, many corporations have adopted cumulative voting.”

“Last year the owners of 1,534,232,024 shares voted FOR this proposal, which amounts to approximately 25.2% of shares voting.”

“If you AGREE, please mark your proxy FOR this resolution.”

Your Board of Directors recommends a vote AGAINST this proposal.

Each share of GE common stock is entitled to one vote for each director nominee. In uncontested director elections, like the one covered by this proxy statement, GE directors are elected by an affirmative majority of the votes cast, and in contested elections, where there is more than one nominee competing for a director seat, directors are elected by an affirmative plurality of the votes cast. The Board believes that this voting system is fair and most likely to produce an effective board of directors that will represent the interests of all the company’s shareowners. We believe that this shareowner proposal is contrary to the goals of broader shareowner representation reflected in our existing director election standard. Implementation of this shareowner proposal could allow shareowners with a small percentage of GE common stock to have a disproportionate effect on the election of directors, possibly leading to the election of directors who are beholden to special interests of the small groups responsible for their election or the defeat of directors who disagree with those special interests. The Board believes that directors should be elected by and accountable to all shareowners, not special interests holding a small percentage of GE’s stock who elect directors by cumulating their votes, and that GE’s current election process protects the best interests of all shareowners. Therefore, the Board recommends a vote AGAINST this proposal.

•	Shareowner Proposal No. 2—Future Stock Options

Trowel Trades S&P 500 Index Fund, c/o International Union of Bricklayers, 620 F Street NW, Washington, DC 20004, has notified us that it intends to present the following proposal at this year’s meeting:

RESOLVED: That the shareholders of General Electric Company (the “Company”) request that the Compensation Committee of the Board of Directors adopt a policy that all future stock option grants to senior executives shall be performance-based. Performance-based options are defined as follows: (1) premium-priced stock options, in which the exercise price is set above the market price on the grant date; or (2) performance-vesting options, which vest when a performance target is met.

SUPPORTING STATEMENT: As long-term shareholders of the Company, we support executive compensation policies and practices that provide challenging performance objectives and serve to motivate executives to enhance long-term corporate value. We believe that standard fixed-price stock option grants can and often do provide levels of compensation well beyond those merited, by reflecting stock market value increases, not superior performance.

We believe that a policy tying stock options to challenging performance measures is particularly important at our Company given General Electric’s renewed compensation focus on stock options and the Company’s poor performance in recent years.

According to its 2010 proxy statement, in 2009 our Company’s Management Development and Compensation Committee (MDCC) determined to shift compensation focus for 2009 to the potential value of stock options from its historical mix that includes restricted stock units and long-term performance awards. As a result, excluding Chairman and CEO Jeffrey Immelt, in 2009 the MDCC granted the named executive officers as a group options to purchase 7.1 million Company shares. In March 2010, the MDCC made a grant of two million stock options to Mr. Immelt. All of these stock options are time-vesting and lack performance-vesting criteria.

General Electric has significantly underperformed both the S&P 500 index and the Dow Jones Industrial Average (DJIA) over the five-year period ending December 31, 2009. According to the five-year performance chart in the Company’s 2010 10-K filing, a $100 investment in General Electric at the end of 2004 was worth only $49 at the end of 2009, compared with $102 for a similar investment in the S&P 500 and $110 for a similar investment in the DJIA. As of November 3, 2010, our Company’s stock price had declined by around 60 percent over the past three years alone.

We are concerned that time-vesting stock options could ultimately reward our Company’s executives for market gains unrelated to General Electric’s specific performance. This is of particular concern at a company like General Electric whose share value is at an unusually low level. We believe the use of performance-based stock options in the form of premium-priced or performance-vesting stock options will place a strong emphasis on rewarding superior corporate performance and the achievement of demanding performance goals.

We urge your support FOR this important executive compensation reform.

Your Board of Directors recommends a vote AGAINST this proposal.

The Board believes that GE’s overall compensation program is well-designed to achieve the objectives of rewarding sustained financial and operating performance and leadership excellence, aligning the executives’ long-term interests with those of our shareowners and motivating executives to remain with the company for long and productive careers built on expertise. Stock option awards are an important component of our compensation program because they have strong retention characteristics (as they generally vest over a five-year period) and provide strong performance incentives aligned with shareowner interests because they will only have value if GE’s share price increases. We believe the structure of our stock option grants best promotes our compensation objectives. In addition, we believe that imposing arbitrary and subjective limitations on the MDCC’s discretion to structure the terms of stock option awards, as the proposal suggests, also has the effect of unduly restricting the MDCC’s ability to achieve its compensation objectives. Therefore, the Board recommends a vote AGAINST this proposal.

•	Shareowner Proposal No. 3—Withdraw Stock Options Granted to Corporate Executive Officers

John Hepburn, 23 Denny Hulme Drive, Mt. Maunganui 3116, New Zealand, has notified us that he intends to present the following proposal at this year’s meeting:

Shareowner Proposal

Stock Options Granted to Corporate Executive Officers

RESOLVED: Upon an affirmative vote, that the shareowners of General Electric request that the Board of Directors take the necessary actions to withdraw, in sufficient numbers, stock options granted to nine Corporate Executive Officers in 2009 and 2010, to leave the remainder close to levels granted in the years 2002 through 2008.

Supporting Statement:

I am a long-term General Electric shareowner having purchased my shares in May 2002 at $31.75. Two years ago shareowners voted on my proposal to split up General Electric into four or more components. Last year I submitted a proposal on stock options, very similar to this one, but it was excluded from the Proxy Statement following a submission, authorized by our directors, to the Securities and Exchange Commission.

For many years granting of stock options on GE common stock has been a component of Corporate Executive Officer compensation with the options grants dates occurring in September, consistently every year in the ten years prior to 2009. For the four Vice-Chairmen of the company the numbers of options granted each year were around 300,000 with the other five officers at lower amounts. Stock awards ranging up to 80,000 per officer were also awarded each year until 2008.

On March 12, 2009—a mere six trading days after GE stock sank to a 17-year low of $5.728—nine Corporate Executive Officers were granted stock options at an exercise price of $9.57. Three Vice-Chairmen were each granted 1,000,000 options, the fourth 900,000 and five other officers 1,800,000 in aggregate. On July 23, 2009 additional options grants were made at an exercise price of $11.95. Each of the four Vice-Chairmen was granted 800,000 options and the five other officers 1,850,000 in total.

On June 10, 2010 each of the Vice-Chairmen was granted 1,000,000 options, and the five other officers 2,200,000 in total, at an exercise price of $15.68.

The likely rationale for these extraordinary options grants, all with a five-year vesting schedule, is to mitigate the dramatic decline in value of previous options grants and restricted stock awards which ranged in exercise price from $27.05 to $57.31 on September grant dates back to 1999.

So, in 2009, options grants were six times the historical level and in 2010 more than three times and, as well, the dates of grants were inconsistent with the historical September timing. To grant options on these bases must surely be considered opportunistic and excessive. It also suggests that the directors and executive officers doubt whether, during their tenure at the helm, profits will recover sufficiently to support a share price of even $27.05.

Meanwhile, we shareowners endure a dividend rate 61% lower than its level when slashed in 2009, along with an immensely depressed share price 60% below its 2007 peak, in contrast to the S&P 500 Index’s equivalent 25% fall.

This is an opportunity for shareowners, whether individual or institutional, whether long-term or short-term, to express our opinion on this crucial element of executive officer compensation.

Please vote FOR this Resolution.

Your Board of Directors recommends a vote AGAINST this proposal.

It is important to note that this proposal does not take into account GE’s historical equity grant practices. For many years prior to 2009, GE’s stock awards to its executives were divided between stock options and RSUs, with a ratio of stock options to RSUs awarded at a level of 3-to-1. Had the company granted solely stock options in those years (as it did in 2009 and 2010), the number of stock options granted in those years would have been significantly higher.

Moreover, the option grants in 2009 and 2010 were a fair response to conditions during a period of economic stress. During this time, the company quickly responded and took extraordinary actions to keep GE safe and secure. With respect to compensation, the company froze salaries in early 2009, and only in 2010 did we begin to restore modest increases at intervals of 24 months or longer for senior executives. Total annual bonus payments for the 2008 and 2009 performance years, payable in February 2009 and February 2010, respectively, reflect the challenging operating environment. The company further curtailed compensation and conserved cash by canceling its Long-Term Performance Award program for 2009 and by not awarding RSUs. The effect of these actions, coupled with market forces outside of management’s control that were impacting the value of GE’s stock, required the MDCC to assess whether GE had appropriate incentives in place to retain and incent GE leaders during the challenging recovery period. The MDCC also had to consider that GE executives were particularly sought-after candidates for CEO and other senior leadership positions at other companies during this difficult period. Based on these key factors, and the very favorable accounting cost of awarding stock options versus other forms of compensation in this environment, the MDCC decided to shift compensation to the potential value of stock options. The MDCC believes that the stock option awards granted in 2009 and 2010, which have a five-year vesting schedule, have strong retention characteristics and provide strong performance incentives aligned with shareowner interests because they will only have value if GE’s share price increases. Withdrawing a portion of previously granted stock option awards would severely undermine the key objectives of our compensation program. Therefore, the Board recommends a vote AGAINST this proposal.

•	Shareowner Proposal No. 4—Climate Change Risk Disclosure

The National Center for Public Policy Research, 501 Capital Court, N.E., Suite 200, Washington, DC 20002, has notified us that its representative intends to present the following proposal at this year’s meeting:

Resolved: The shareholders request that the Board of Directors prepare by October 2011, at reasonable expense and omitting proprietary information, a report disclosing the business risk related to developments in the scientific, political, legislative and regulatory landscape regarding climate change.

Supporting Statement

In 2010, the Securities and Exchange Commission (SEC) issued interpretive guidance on disclosure requirements regarding developments relating to climate change. Codifying SEC guidance would fully comply with the candid disclosure of business risks that is embedded in SEC policy and it would serve in the best interest of the company and shareholders.

GE will be materially affected by developments concerning climate change. Demand for the company’s renewable energy products is significantly driven by government action based on the hypothesis that industrial activity principally through the emissions of greenhouse gases are responsible for global warming.

Changes in the climate science and the prospects for related government action will affect our company.

The quality, integrity and accuracy of global warming science has been called into question:

Documents and emails released from the Climatic Research Unit (CRU) of the University of East Anglia in late 2009 exposed vulnerabilities in the reliability and objectivity of key information provided to the United Nations’ influential Intergovernmental Panel on Climate Change (IPCC).

In 2010, the IPCC acknowledged its Nobel Prize-winning 2007 report on which significant government initiatives rely included inaccuracies and exaggerated claims based on questionable data sources.

Changes in the political landscape bring uncertainty to business plans based on government action on climate change:

GE relies on government action such as the Waxman-Markey cap-and-trade legislation to obtain certain financial advantages from climate change-related investments. A company document highlighting the importance of the legislation stated, “On climate change, we were able to work closely with key authors of the Waxman-Markey climate and energy bill, recently passed by the House of Representatives. If this bill is enacted into law it would benefit many GE businesses.”

The pending transfer of the U.S. House of Representatives from Democrat to Republican control in January 2011 reduces the likelihood that any cap-and-trade legislation will be adopted by Congress. Failure of cap-and-trade to become law constitutes a business risk.

Government fiscal considerations can affect business plans:

Demand for the company’s renewable energy products is affected by government subsidies but this source of funding can suddenly be reduced or eliminated. For instance, budget deficits in European countries resulted in subsidy cuts for wind and solar energy, creating uncertainty for investors.

Shareholders need transparency and full disclosure to be able to fully evaluate the business risk associated with developments in the scientific, political, legislative and regulatory landscape regarding climate change.

Your Board of Directors recommends a vote AGAINST this proposal.

The prospect of climate change poses challenges to the world. GE’s response to these challenges includes its ecomagination initiative, which focuses on developing new and better energy-efficient products and services for our customers, helping to implement responsible energy policy around the world, and using resources wisely in our operations. In support of ecomagination, we monitor political, legislative and regulatory developments related to climate change. We disclose on our website our perspective on the effect that climate change, and the political, legislative and regulatory responses to it, have on our business. We also disclose information about our approach to environmental policy issues in the GE Citizenship Report (www.ge.com/citizenship/index.html) and on the “Our Viewpoints” webpage (www.ge.com/news/our_viewpoints/index.html). Further, GE provides information about our ecomagination efforts in the GE ecomagination report. In view of the constantly changing political, legislative and regulatory landscape regarding climate change, and GE’s many ongoing and transparent initiatives and engagement with respect to climate change, as well as GE’s existing reports and disclosure practices, we do not believe that the report requested by the Proposal is necessary or an appropriate use of resources. Therefore, the Board of Directors recommends that shareowners vote AGAINST this proposal.

•	Shareowner Proposal No. 5—Transparency in Animal Research

Julia Randall, 4210 Oakridge Lane, Chevy Chase, MD 20815, has notified us that she intends to present the following proposal at this year’s meeting:

RESOLVED, to promote transparency and minimize the use of animals, the Board is requested to issue an annual report to shareholders disclosing the number and species of all animals used in-house and at contract research laboratories; the number and species used for explicitly required tests; the number and species used in basic research and development; and the Company’s plans to reduce and phase out animal testing wherever possible.

SUPPORTING STATEMENT

Our Company has posted on its website Renewing Responsibilities1—a detailed account of General Electric’s accomplishments aimed at protecting the environment and indigenous peoples. However, Renewing Responsibilities contains no information concerning the Company’s accomplishments in the reduction and replacement of animals used for research and regulatory testing even though our Company acknowledges that such testing involves animal suffering.2 Multi-national companies such as Shell3 and Novo Nordisk4 disclose animal use numbers and publicize their efforts to incorporate replacement methods.

GE Healthcare and GE’s subsidiary Amersham develop medical products for humans and have a responsibility to use the most scientifically rigorous, human-relevant methods available. Animals used in laboratory experiments experience pain, fear and stress. They spend their lives in unnatural settings—caged and deprived of companionship—and subjected to painful experiments. Undercover investigations have exposed atrocities even in accredited institutions and filmed footage shows animals being beaten and otherwise tormented and abused.5

Our Company has an ethical and fiscal obligation to ensure that a minimum number of animals are used and that the best science possible is employed in the development of products. Given the fact that 92% of drugs deemed safe and effective when tested in animals fail when tested in humans and that, of the remaining 8%, half are later relabeled or withdrawn due to unanticipated, severe adverse effects, there is a clear scientific imperative for improving how our Company’s products are tested.6

In amending Renewing Responsibilities to address animal testing, our Company should consider the recent report published by the National Academies’ National Research Council. That report states that recent scientific advances can “transform toxicity testing from a system based on whole-animal testing to one founded primarily on in vitro methods.”7 These approaches will improve efficiency with cost cutting, increased speed, greater predictivity to humans, and reduced animal use and suffering.

[1]	http://www.ge.com/citizenship/reporting/index.jsp
[2]	http://www.ge.com/citizenship/our-priorities/our-products-services/product-services-issues/
[3]	http://www.shell.com/home/content/environment society/environment/product_stewardship/animal testing
[4]	http://www.novonordisk.com/science/bioethics/animal_ethics.asp
[5]

No undercover investigation has been undertaken at a GE facility though recent atrocities uncovered in a contract testing laboratory can be viewed at http://origin.www.peta.org/tv/videos/animal-experimentation/599609536001.aspx. GE’s animal welfare policy is referenced in footnote 2. Although GE’s policy extols the virtues of the 3Rs, there is no transparency in terms of measuring its success.

[6]	FDA Commissioner: http://www.fda.gov/NewsEvents/Speeches/ucm053539.htm
[7]	Toxicity Testing in the 21st Century: A Vision and a Strategy (NRC 2007)

Given the above, our Company should concretely outline the implementation of alternatives that will safely and effectively address human health risks. We urge shareholders to vote in favor of this socially and ethically important public policy proposal.

Your Board of Directors recommends a vote AGAINST this proposal.

GE, like other healthcare companies, must ensure the safety, quality and efficacy of its products used in humans. To achieve this currently requires the very limited use of animals in a few product areas. GE recognizes that the use of animals in medical research to advance scientific understanding of biologic systems and to develop new medical technologies is controversial. Accordingly, GE has long been committed to adhering to the highest standards of husbandry and ethical treatment. GE is committed to using alternative non-animal studies wherever possible and animals are used only where no suitable alternative is available. We subscribe to the “Three R’s Principles” that advocate medical studies be designed in a manner to Reduce, Refine and Replace the use of animals for testing. These and other principles are further detailed on our website under the heading “Care and Ethical Use of Animals in Medical Research” at www.ge.com/citizenship/our-priorities/our-products-services/product-services-issues, which is amended from time to time to reflect developments in this field. In light of the foregoing, the Board believes that the requested report is unnecessary, and accordingly recommends a vote AGAINST this proposal.

Additional Information

•	Shareowner Proposals for Inclusion in Next Year’s Proxy Statement

To be considered for inclusion in next year’s proxy statement, shareowner proposals submitted in accordance with the SEC’s Rule 14a-8 must be received at our principal executive offices no later than the close of business on November 15, 2011. Proposals should be addressed to Brackett B. Denniston III, Secretary, General Electric Company, 3135 Easton Turnpike, Fairfield, Connecticut 06828.

•	Other Shareowner Proposals for Presentation at Next Year’s Annual Meeting

Our by-laws require that any shareowner proposal that is not submitted for inclusion in next year’s proxy statement under SEC Rule 14a-8, but is instead sought to be presented directly at the 2012 Annual Meeting, must be received at our principal executive offices not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the 2011 Annual Meeting. As a result, proposals, including director nominations, submitted pursuant to these provisions of our by-laws must be received no earlier than the close of business on December 29, 2011 and no later than the close of business on January 28, 2012. Proposals should be addressed to Brackett B. Denniston III, Secretary, General Electric Company, 3135 Easton Turnpike, Fairfield, Connecticut 06828 and include the information set forth in those by-laws, which are posted on our website. SEC rules permit management to vote proxies in its discretion in certain cases if the shareowner does not comply with this deadline, and in certain other cases notwithstanding the shareowner’s compliance with this deadline.

•	Voting Securities

Shareowners of record at the close of business on February 28, 2011 will be eligible to vote at the meeting. Our voting securities consist of our $0.06 par value common stock, and we estimate that there were 10,619,349,298 shares outstanding on the record date. Each share outstanding on the record date will be entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on. Treasury shares are not voted. Individual votes of shareowners are kept private, except as appropriate to meet legal requirements. Access to proxies and other individual shareowner voting records is limited to the independent inspectors of election and certain employees of GE and its agents who must acknowledge in writing their responsibility to comply with this policy of confidentiality.

•	Vote Required for Election and Approval

Each of the 16 nominees for director receiving a majority of the votes cast at the meeting in person or by proxy shall be elected (meaning the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that director nominee), subject to the Board’s existing policy regarding resignations by directors who do not receive a majority of “for” votes. For all other matters, approval requires the favorable vote of a majority of votes cast on the applicable matter at the meeting in person or by proxy. Under New York law, abstentions and broker non-votes, if any, will not be counted as votes cast and therefore will have no effect.

•	Manner for Voting Proxies

The shares represented by all valid proxies received by telephone, by Internet or by mail will be voted in the manner specified. Where specific choices are not indicated, the shares represented by all valid proxies received will be voted:

(1) for the nominees for directors named earlier in this proxy statement, (2) for ratification of the selection of the independent auditor, (3) for approval of the advisory resolution on executive compensation, (4) for every year with respect to the advisory vote on conducting future advisory votes on executive compensation, and (5) against the shareowner proposals described in this proxy statement. Should any matter not described above be properly presented at the meeting, the persons named in the proxy form will vote in accordance with their judgment as permitted. In accordance with the terms of the GE Savings and Security Program (S&SP), any shares allocable to the participant’s S&SP account on the record date will be voted by the trustee of the S&SP trust in accordance with the instructions of the participant received via telephone or the Internet or indicated on the proxy form. If the proxy form is received on or before April 25, 2011, but a choice is not specified, the trustee will vote shares allocable to the participant’s S&SP account as the Board recommends. If the proxy form is not received on or before April 25, 2011, and no vote was submitted via telephone or the Internet by that date, shares allocable to the participant’s S&SP account will not be voted.

•	Revocation of Proxies

A shareowner who gives a proxy may revoke it at any time before it is exercised by voting in person at the annual meeting by delivering a subsequent proxy or by notifying the inspectors of election in writing of such revocation. If your GE shares are held for you in a brokerage, bank or other institutional account, you must obtain a proxy from that entity and bring it with you to hand in with your ballot, in order to be able to vote your shares at the meeting. Participants in the S&SP may revoke a previously delivered proxy by delivering a subsequent proxy or by notifying the inspectors of election in writing of such revocation on or before April 25, 2011.

•	Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires GE’s directors and executive officers, and persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in ownership of our common stock and our other equity securities with the SEC. As a practical matter, GE assists its directors and officers by monitoring transactions and completing and filing Section 16 reports on their behalf. Based solely on a review of the copies of such forms in our possession and on written representations from reporting persons, we believe that during fiscal 2010 all of our executive officers and directors filed the required reports on a timely basis under Section 16(a).

•	Solicitation of Proxies

Proxies will be solicited on behalf of the Board of Directors by mail, telephone, other electronic means or in person, and we will pay the solicitation costs. Copies of proxy materials and the 2010 Annual Report will be supplied to brokers, dealers, banks and voting trustees, or their nominees, for the purpose of soliciting proxies from beneficial owners, and we will reimburse such record holders for their reasonable expenses. Morrow & Co., LLC has been retained to assist in soliciting proxies for a fee of $35,000, plus distribution costs and other costs and expenses.

•	Shareowners of Record Requesting Copies of 2010 Annual Report

Shareowners who hold their shares directly with us and who previously have elected not to receive an annual report for a specific account may request that we promptly mail our 2010 Annual Report to that account by writing to GE Shareowner Services, c/o The Bank of New York Mellon, P.O. Box 358016, Pittsburgh, PA 15252-8016, or calling (800) 786-2543 (800-STOCK-GE) or (201) 680-6848. In addition, participants in the S&SP may request copies of our 2010 Annual Report by calling GE S&SP Service Center at 1-877-554-3777.

•	Delivery of Documents to Shareowners Sharing an Address

If you are the beneficial owner, but not the record holder, of shares of GE stock, your broker, bank or other nominee may only deliver one copy of this proxy statement and our 2010 Annual Report to multiple shareowners who share an address, unless that nominee has received contrary instructions from one or more of the shareowners. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement and our 2010 Annual Report to a shareowner at a shared address to which a single copy of the documents was delivered. A shareowner who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, should submit this request by writing to GE Shareowner Services, c/o The Bank of New York Mellon, P.O. Box 358016, Pittsburgh, PA 15252-8016, or calling (800) 786-2543 (800-STOCK-GE) or (201) 680-6848. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and who wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareowners at the shared address in the future.

•	Electronic Access to Proxy Statement and Annual Report

This proxy statement may be viewed online at www.ge.com/proxy and our 2010 Annual Report at

www.ge.com/annualreport. If you are a shareowner of record, you can elect to access future annual reports and proxy statements electronically by marking the appropriate box on your proxy form or by following the instructions provided if you vote by Internet or by telephone. If you choose this option, you will receive a proxy form in mid-March listing the website locations and your choice will remain in effect until you notify us by mail that you wish to resume mail delivery of these documents. If you hold your GE stock through a bank, broker or another holder of record, refer to the information provided by that entity for instructions on how to elect this option.

•	Explanation of Financial Measures

Information on how GE calculates GE Capital ending net investments, industrial cash from operating activities, R&D as a percentage of Infrastructure revenues, and return on total capital on pages 8 and 21 through 23 is disclosed on GE’s website at www.ge.com/proxy.

GE Annual Meeting of Shareowners

10:00 a.m., April 27, 2011

Salt Palace Convention Center

100 South West Temple

Salt Lake City, Utah 84101

Information About Advance Registration for Attending the Meeting

In accordance with GE’s security procedures, an admission card will be required to enter GE’s annual meeting. Please follow the advance registration instructions below and an admission card will be mailed to you. Upon arrival at the annual meeting, you will be asked to present your admission card and appropriate picture identification to enter the meeting.

Attendance at the annual meeting is limited to GE shareowners, members of their immediate family or their named representatives. We reserve the right to limit the number of representatives who may attend the meeting.

•

If you hold your GE shares directly with the company and you plan to attend the annual meeting, please follow the advance registration instructions on the top portion of your proxy form, which was included in the mailing from the company.

•

If your GE shares are held for you in a brokerage, bank or other institutional account and you wish to attend the annual meeting, please send an annual meeting advance registration request containing the information listed below to:

GE Shareowner Services

1 River Road, Building 5 7W

Schenectady, NY 12345

Please include the following information:

•	Your name and complete mailing address;

•	The name(s) of any family members who will accompany you;

•	If you will be naming a representative to attend the meeting on your behalf, the name, address and telephone number of that individual; and

•	Proof that you own GE shares (such as a letter from your bank or broker or a photocopy of a current brokerage or other account statement).

If you have questions regarding admission to the annual meeting, please visit our website at www.ge.com/investors or call GE Shareowner Services at (800) 786-2543 (800-STOCK-GE). If you are outside the U.S., you can call GE Shareowner Services at (201) 680-6848.

Attendance at GE’s 2011 Annual Meeting will be limited to persons presenting an admission card and picture identification. To obtain an admission card, please follow the advance registration instructions above.

Voting in Person at the Meeting

We encourage shareowners to submit proxies in advance by telephone, by Internet or by mail. Shareowners may also vote in person at the annual meeting instead, or may execute a proxy designating a representative to vote for them at the meeting. If your GE shares are held for you in a brokerage, bank or other institutional account, you must obtain a proxy from that entity and bring it with you to hand in with your ballot, in order to be able to vote your shares at the meeting.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING;

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

GE Annual Meeting	INTERNET www.proxyvoting.com/ge Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
GE’s Proxy Statement is available at www.ge.com/proxy and the Annual Report is available at www.ge.com/annualreport

IMPORTANT VOTING INFORMATION

Use the Internet or Call Toll-Free to vote:

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your Proxy Form.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

WO# 92361 – DR – 1 ▼ DETACH PROXY FORM HERE IF YOU ARE NOT VOTING BY INTERNET OR TELEPHONE ▼

The Board of Directors recommends a vote “FOR” all the nominees listed, “FOR” the ratification of KPMG,

“FOR” approval of the advisory resolution on executive compensation and “FOR” conducting future advisory votes on executive compensation every “1 YEAR” .

Please mark your votes as indicated in this example
X

A. Election of Directors	FOR	AGAINST	ABSTAIN

1. W. Geoffrey Beattie	☐	☐	☐

2. James I. Cash, Jr.	☐	☐	☐

3. Ann M. Fudge	☐	☐	☐

4. Susan Hockfield	☐	☐	☐

5. Jeffrey R. Immelt	☐	☐	☐

6. Andrea Jung	☐	☐	☐

7. Alan G. (A.G.) Lafley	☐	☐	☐

8. Robert W. Lane	☐	☐	☐

	FOR	AGAINST	ABSTAIN

9. Ralph S. Larsen	☐	☐	☐

10. Rochelle B. Lazarus	☐	☐	☐

11. James J. Mulva	☐	☐	☐

12. Sam Nunn	☐	☐	☐

13. Roger S. Penske	☐	☐	☐

14. Robert J. Swieringa	☐	☐	☐

15. James S. Tisch	☐	☐	☐

16. Douglas A. Warner III	☐	☐	☐

B. Proposals	FOR	AGAINST	ABSTAIN

Proposal No. 1 – Ratification of KPMG	☐	☐	☐

Proposal No. 2 – Advisory Resolution on Executive Compensation	☐	☐	☐

1 YEAR	2 YEARS	3 YEARS	ABSTAIN

Proposal No. 3 – Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation ☐	☐	☐	☐
The Board of Directors recommends a vote “AGAINST” shareowner proposals 1 through 5.

C. Shareowner Proposals	FOR	AGAINST	ABSTAIN

1. Cumulative Voting	☐	☐	☐

2. Future Stock Options	☐	☐	☐

3. Withdraw Stock Options Granted to Executives	☐	☐	☐

4. Climate Change Risk Disclosure	☐	☐	☐

5. Transparency in Animal Research	☐	☐	☐

RESTRICTED AREA - SCAN LINE

(When signing as attorney, executor, administrator, trustee or guardian, give full title. If more than one trustee, all should sign.)	Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

GE Annual Meeting – Advance Registration Form

Dear Shareowner:

You are invited to attend the 2011 GE Annual Meeting to be held on Wednesday, April 27, 2011, 10:00 a.m. at the Salt Palace Convention Center, 100 South West Temple, Salt Lake City, Utah 84101.

Whether or not you plan to attend the meeting, you can be sure that your shares are represented at the meeting by promptly voting your shares by Internet, telephone or mail as described on the other side of this form.

All persons attending the meeting must present an admission card and appropriate picture identification. Please follow the advance registration instructions below and an admission card will be sent to you.

ADVANCE REGISTRATION INSTRUCTIONS

• If you are voting by Internet, you will be able to pre-register at the same time you record your vote. There is no need to return your Proxy Form.

• If you are voting by telephone, please complete the information to the right and tear off the top of this Advance Registration Form and mail it separately to: GE Shareowner Services, 1 River Road, Building 5 7W, Schenectady, NY 12345. There is no need to return the Proxy Form.

• If you are voting by mail, please complete the information to the right and include this portion when mailing your marked, signed and dated Proxy Form in the envelope provided.

Attendance at the GE Annual Meeting is limited to GE shareowners, members of their immediate families or their named representatives. We reserve the right to limit the number of guests or representatives who may attend.

ADVANCE REGISTRATION INFORMATION

Name
Address

Zip
Name(s) of family member(s) who will also attend:

I am a GE shareowner. Name, address and telephone number of my representative at the Annual Meeting:

(Admission card will be returned c/o the shareowner)
▼ FOLD AND DETACH HERE ▼

General Electric Company	Proxy Form

Proxy solicited on behalf of the General Electric Company Board of Directors for the 2011 Annual Meeting of Shareowners, April 27, 2011.

The shareowner(s) whose signature(s) appear(s) on the reverse side of this Proxy Form hereby appoint(s) Jeffrey R. Immelt and Brackett B. Denniston III, or either of them, each with full power of substitution, as proxies, to vote all stock in General Electric Company which the shareowner(s) would be entitled to vote on all matters which may properly come before the 2011 Annual Meeting of Shareowners and any adjournments or postponements thereof. The proxies shall vote subject to the directions indicated on the reverse side of this card, and proxies are authorized to vote in their discretion upon other business as may properly come before the meeting and any adjournments or postponements thereof. The proxies will vote as the Board of Directors recommends where a choice is not specified.

The nominees for Director are: (01) W. Geoffrey Beattie; (02) James I. Cash, Jr.; (03) Ann M. Fudge; (04) Susan Hockfield; (05) Jeffrey R. Immelt; (06) Andrea Jung; (07) Alan G. (A.G.) Lafley; (08) Robert W. Lane; (09) Ralph S. Larsen; (10) Rochelle B. Lazarus; (11) James J. Mulva; (12) Sam Nunn; (13) Roger S. Penske; (14) Robert J. Swieringa; (15) James S. Tisch; and (16) Douglas A. Warner III.

SPECIAL INSTRUCTIONS FOR PARTICIPANTS IN THE GE SAVINGS AND SECURITY PROGRAM

In accordance with the terms of the GE Savings and Security Program (S&SP), any shares allocable to the participant’s S&SP account on the record date will be voted by the trustee of the S&SP trust in accordance with the instructions of the participant received via telephone or the Internet or indicated on the reverse. IF THIS FORM IS RECEIVED ON OR BEFORE APRIL 25, 2011, BUT A CHOICE IS NOT SPECIFIED, THE TRUSTEE WILL VOTE SHARES ALLOCABLE TO THE PARTICIPANT’S S&SP ACCOUNT AS THE BOARD OF DIRECTORS RECOMMENDS. IF THIS FORM IS NOT RECEIVED ON OR BEFORE APRIL 25, 2011, AND NO VOTE WAS SUBMITTED VIA TELEPHONE OR THE INTERNET BY THAT DATE, SHARES ALLOCABLE TO THE PARTICIPANT’S S&SP ACCOUNT WILL NOT BE VOTED. Participants in GE’s S&SP may revoke a previously delivered proxy by delivering a subsequent proxy or by notifying the inspectors of election in writing of such revocation on or before April 25, 2011.

(Continued and to be marked, dated and signed, on the other side)

BNY MELLON SHAREOWNER SERVICES	Address Change/Comments (Mark the corresponding box on the reverse side)
P.O. BOX 3536 SOUTH HACKENSACK, NJ 07606-9236

WO# 92361 – DR – 1

PRINT AUTHORIZATION

To commence printing on this proxy card please sign, date and fax this card to: 201-369-9711

SIGNATURE:	DATE:

(THIS BOXED AREA DOES NOT PRINT)